UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant § 240.14a-12

GREATBATCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GREATBATCH, INC.
10000 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

April 13, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Greatbatch, Inc. which will be held on Friday, May 15, 2009 at 10:00 a.m. at the company’s corporate offices at 10000 Wehrle Drive, Clarence, New York 14031.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement.  Included with the Proxy Statement is a copy of the company’s 2008 Annual Report.  We encourage you to read this document.  It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted.  To make it easier for you to vote, we are offering Internet and telephone voting.  The instructions included on your proxy card describe how to vote using these services.  Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Bill R. Sanford

Bill R. Sanford
Chairman of the Board

/s/ Thomas J. Hook

Thomas J. Hook
President & Chief Executive Officer

2

GREATBATCH, INC.
10000 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greatbatch, Inc.:

The Annual Meeting of the Stockholders of Greatbatch, Inc. will be held at the company’s corporate offices at 10000 Wehrle Drive, Clarence, New York 14031, on Friday, May 15, 2009 at 10:00 a.m. for the following purposes:

1.	To elect ten directors for a term of one year and until their successors have been elected and qualified;

2.	To approve the adoption of the Greatbatch, Inc. 2009 Stock Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for Greatbatch, Inc. for fiscal year 2009; and

4.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Standard Time, on April 2, 2009 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy
Vice President, General Counsel & Secretary

Clarence, New York
April 13, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS:  MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.  ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING OF STOCKHOLDERS.  ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2009

THE GREATBATCH, INC. 2009 PROXY STATEMENT AND 2008 ANNUAL REPORT ARE AVAILABLE AT
http://proxy.greatbatch.com

GREATBATCH, INC.
10000 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Greatbatch, Inc. (the “Company”) of proxies in the accompanying form for use at the 2009 Annual Meeting of Stockholders or any adjournment or adjournments thereof.  The Company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. The Company has retained BNY Mellon Shareowner Services LLC, a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting for a fee of $7,500, plus out-of-pocket expenses.

The Annual Meeting of Stockholders of the Company will be held at 10:00 a.m. on May 15, 2009 at the Company’s corporate offices located at 10000 Wehrle Drive, Clarence, New York 14031.  The Company’s mailing address is 10000 Wehrle Drive, Clarence, New York 14031, and its telephone number is (716) 759-5600.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about April 13, 2009.  A copy of the Company’s 2008 Annual Report, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Time, on April 2, 2009 are entitled to vote at the Annual Meeting.  At that time, the Company had outstanding 23,185,685 shares of common stock, $0.001 par value per share (“Common Stock”).  Each share of Common Stock is entitled to one vote.  An individual who has a beneficial interest in shares allocated to the Company stock fund account under the Greatbatch, Inc. 401(k) Retirement Plan (the “401(k) Plan”) is entitled to vote the Common Stock allocated to that account.

Shares may not be voted at the meeting unless the owner is present or represented by proxy.  A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures.  An individual with a beneficial interest in the 401(k) Plan may give directions to the trustee of the 401(k) Plan, or its designated representative, as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods.  The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded.  The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.  A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Timothy G. McEvoy, the Company’s Secretary, at the Company’s mailing address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

Proxies will be voted in accordance with the stockholder’s direction, if any.  Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of the approval of the Greatbatch, Inc. 2009 Stock Incentive Plan, and in favor of ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for fiscal year 2009.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting.  Broker non-votes, abstentions and directions to withhold authority will be counted as being present or represented at the meeting for purposes of establishing a quorum.

The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting.

The affirmative vote of a majority of the shares cast is required to approve the adoption of the Greatbatch, Inc. 2009 Stock Incentive Plan, provided that a majority of the outstanding shares are voted on the proposal.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a negative vote.  Broker non-votes will have no effect on the approval of the adoption of the Greatbatch, Inc. 2009 Stock Incentive Plan.

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2009, assuming a quorum is present or represented at the meeting.  In determining whether the proposal has received the requisite number of affirmative votes, an abstention with respect to the ratification of Deloitte & Touche as the independent registered public accounting firm of the Company will be counted and will have the same effect as a vote against.

Principal Beneficial Owners of Shares

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock as of April 2, 2009.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

FMR LLC, Fidelity Management & Research Company, Edward C. Johnson 3d and Magellan Fund (1) 82 Devonshire Street Boston, MA 02109	2,181,700	9.4%

Barclays Global Investors, NA(2) 400 Howard Street San Francisco, CA 94105	1,623,494	7.0%

Wells Fargo & Company (3) 420 Montgomery Street San Francisco, CA 94163	1,532,818	6.6%

Capital Research Global Investors(4) 333 South Hope Street Los Angeles, CA 90071	1,395,600	6.0%

(1)
FMR LLC (“FMR”), Fidelity Management & Research Company, (“Fidelity”), Edward C. Johnson 3d (“Johnson”), and Magellan Fund filed a Schedule 13F dated February 12, 2009.  The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13F.  Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the “Advisers Act”), is the beneficial owner of 2,181,700 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (“ICA”).  The ownership of one investment company, Magellan Fund, amounted to 2,181,700 shares of the Company’s Common Stock.  Johnson and FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of 2,181,700 of these shares.  Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds.  Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the ICA, to form a controlling group with respect to FMR.

(2)
Barclays Global Investors, NA (“Barclays”) filed a Schedule 13G dated February 5, 2009.  The beneficial ownership information presented is based solely on the Schedule 13G.  The reported securities are owned by Barclays and its affiliated companies listed in the Schedule 13G.

(3)
Wells Fargo & Company filed a Schedule 13G dated February 2, 2009.  The beneficial ownership information presented is based solely on the Schedule 13G.  The reported securities are owned by Wells Fargo & Company and its subsidiaries listed in the Schedule 13G.

(4)
Capital Research Global Investors (“CRGI”), a division of Capital Research and Management Company (“CRMC”), filed a Schedule 13G/A on February 13, 2009.  The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G/A.  CRGI is deemed to be the beneficial owner of 1,395,600 shares of the Company’s Common Stock as a result of CRMC acting as an investment adviser to various investment companies registered under Section 8 of the ICA.  In its filing, CRGI disclaims beneficial ownership pursuant to Rule 13d-4.

COMPANY PROPOSALS

Proposal 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of the Company of the following ten persons recommended by the Board of Directors (the “Board”), to hold office until the 2010 Annual Meeting of Stockholders and until their successors have been elected and qualified.  Each of the nominees listed below was elected at the 2008 Annual Meeting of Stockholders, except for Mr. Dinkins, who was appointed as a director effective November 7, 2008.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate.  Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 60, is a member and Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey is President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association.  From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council.  Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005.  From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy.  Ms. Bailey is a director of MedCath Corporation, a national provider of high acuity healthcare services, and a director of The National Food Laboratory, Inc., a wholly owned subsidiary of GMA and a provider of integrated concepts to commercialization services to food industry customers.  She also is a member of the board of trustees of Franklin and Marshall College.

Michael Dinkins is 55, is a member of the Audit Committee, a member of the Compensation and Organization Committee, and has been a director since 2008.

Mr. Dinkins is the Executive Vice President and Chief Financial Officer of USI Insurance Services, an insurance intermediary company.  From 2005 until 2008, he was Executive Vice President and Chief Financial Officer of Hilb Rogal & Hobbs Co., an insurance and risk management services company.  Mr. Dinkins was Vice President, Global Control & Reengineering at Guidant Corporation from 2004 to 2005, and Vice President and Chief Financial Officer for NCR Worldwide Customer Service Operation from 2002 to 2004.  Prior to 2002, he held senior positions at Access Worldwide Communications, Cadmus Communications Group and General Electric Company.

Thomas J. Hook is 46, is a member of the Technology Innovation Committee, and has been a director since 2006.

Mr. Hook is the Company’s President and Chief Executive Officer.  Prior to August 2006, he was the Company’s Chief Operating Officer, a position to which he was appointed upon joining the Company in September 2004.  From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he had served as President, CTI Solutions Group.  From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems.  From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc.  He is a director of Central Radiopharmaceuticals, Inc. and serves on the audit committee of that board, Intelect Medical, Inc., HealthNow New York, Inc., and the Buffalo-Niagara Partnership.  Mr. Hook is also a member of the board of trustees of St. Bonaventure University.

Kevin C. Melia is 61, is a member and Chair of the Audit Committee, a member of the Technology Innovation Committee, and has been a director since 2007.

Mr. Melia is the former non-executive Chairman of IONA Technologies PLC, a leading middleware software company, a position he held from 2003 through 2008.  From 2003 until November of 2007, he also was the non-executive Chairman of A.Net (formerly Lightbridge Inc.), an e-payment company.  Mr. Melia was the co-founder, Chairman and Chief Executive Officer of Manufacturers’ Services Ltd. (“MSL”) from June 1994 to January 2003, a leading company in the electronics manufacturing services industry.  Prior to establishing MSL, he held a number of senior executive positions over a five-year period at Sun Microsystems.  Mr. Melia also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation.  He is a director of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets, and serves on the audit committee of that board, and Analogic Corporation, a high-technology signal and image processing company.  Mr. Melia also is a director of DCC plc, a procurement, sales, marketing, distribution and business support services group headquartered in Dublin, Ireland, and serves on the audit committee of that board.  He also is a joint managing director of Boulder Brook Partners LLC, a private investment company and a member of the board of directors of C&S Wholesale Grocers.

Dr. Joseph A. Miller, Jr. is 67, is a member and Chair of the Technology Innovation Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2003.

Dr. Miller is Executive Vice President and Chief Technology Officer for Corning, Inc.  Before joining Corning in 2002, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001 and held various executive positions with that company prior to that time.  Dr. Miller also serves on the board of directors of Dow Corning Corporation and serves on the corporate responsibility committee of that board.

Bill R. Sanford is 65, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is the Founder and Chairman of Symark LLC, a technology commercialization and business development company.  He is Executive Founder and retired Chairman and Chief Executive Officer of STERIS Corporation, a global provider of infection and contamination prevention systems, products, services and technologies.  Mr. Sanford serves on the board of directors of KeyCorp and on the executive and risk management committees of that board.  He also is a director of several early and growth stage private biosciences and technology companies and not-for-profit organizations.

Peter H. Soderberg is 62, is a member of the Audit Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Mr. Soderberg is President and Chief Executive Officer of Hill-Rom Holdings, Inc.  From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and prior to that, Chief Operating Officer of Welch Allyn’s medical products business.  Mr. Soderberg serves on the board of directors of Hill-Rom Holdings, Inc., Constellation Brands, Inc. and AdvaMed.

William B. Summers, Jr. is 58, is a member and Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments, Inc., a position he had held since 1998.  He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company.  Mr. Summers serves on the board of directors of RPM, Inc. and is a member and chairman of its audit committee and a member of its executive committee, and on the board of directors of Developers Diversified Realty, Inc. and is a member of its audit, compensation and pricing committees.  He also serves on the advisory boards of Molded Fiberglass Companies, Dix & Eaton and MAI Wealth Advisors LLC.  Mr. Summers also serves on the board of directors of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace College, The Great Lakes Science Center, and the Community Partnership for Arts and Culture.

John P. Wareham is 67, is a member of the Audit Committee, a member of the Technology Innovation Committee, and has been a director since 2004.

Mr. Wareham retired as Beckman Coulter, Inc.’s Chairman in April 2005 and as its Chief Executive Officer in February 2005 after having held a number of positions with the company beginning in 1984.  Mr. Wareham is currently the non-executive Chairman of STERIS Corporation and serves on the compensation committee of that board.  He also serves on the board of ResMed Corporation and its audit and governance committees and on the board of Accuray Incorporated.

Dr. Helena S. Wisniewski is 59, is a member of the Technology Innovation Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2008.

Dr. Wisniewski is a member of the Naval Research Advisory Committee, a position to which she was appointed in 2007 by the Secretary of the Navy.  From August 2004 until October 2008, Dr. Wisniewski served as Vice President, Research and Enterprise Development at the Stevens Institute of Technology.  During that same period, she also was Chief Executive Officer of Castle Point Holdings, Inc., a Stevens Institute-owned company that invested in technology companies.  From 2001 through 2004, Dr. Wisniewski was Chief Executive Officer and Chairman of Aurora Biometrics, a company she founded.  Before that, she was a senior executive at Lockheed Corporation and a Vice President of Titan Corporation.  Dr. Wisniewski also serves on the board of directors of Smart Trax, Inc. an educational media company, and on the advisory board to Soar Technology Inc., a company that develops cognitive software to solve complex problems in training, modelling and simulation, robotics, and medical informatics.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Proposal 2 – Approval of the adoption of the Greatbatch, Inc. 2009 Stock Incentive Plan

Stockholders are being asked to approve the Greatbatch, Inc. 2009 Stock Incentive Plan (the “2009 Plan”), which was adopted by the Board on March 2, 2009, subject to stockholder approval.  If approved by stockholders, the 2009 Plan will supplement the Company’s existing 2005 Stock Incentive Plan in providing stock-based incentive compensation to select employees (including employees who are directors and prospective employees conditioned on their becoming employees), non-employee directors, consultants and service providers.  As of April 2, 2009, 229,868 shares were available for issuance under the Company’s 2005 Stock Incentive Plan.  The 2009 Plan was designed by the Compensation and Organization Committee (the “Compensation Committee”), with the assistance of management and an outside compensation consultant, as part of a comprehensive compensation strategy to provide long-term incentive for employees and non-employees to contribute to the growth of the Company and attain specific performance goals.  See the Long-Term Equity Awards section of the Compensation Discussion and Analysis in this proxy statement for further discussion.

Approval of the 2009 Plan will allow the Company to continue to award grants of stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonuses to employees and to non-employee directors, consultants and service providers.  A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.  A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future.  Restricted stock is a share award conditioned upon continued employment, the passage of time or the achievement of performance objectives.  A restricted stock unit is the right to receive the market price of a share of stock in stock or cash in the future.  A stock bonus is a bonus payable in shares of the Company's stock.  The purpose of these awards is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with Company performance.  If approved, the 2009 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that the Company places on motivating superior results with long-term, performance-based incentives.

The 2009 Plan also reflects several compensation and governance best practices.  The 2009 Plan does not permit stock option re-pricing, the use of discounted options, the reloading of option grants, or the adding back of shares used to pay the exercise price of awards or to satisfy tax withholding obligations.  Additionally, the 2009 Plan limits the term on options and stock appreciation rights to ten years, only allows the accelerated vesting of awards upon the consummation of a change in control, and does not provide for the grant of dividend equivalents.  The 2009 Plan contains no evergreen features which would provide for automatic replenishment of authorized shares, limits the number of stock options and stock appreciation rights that may be issued to any person in any fiscal year, other than those subject to attainment of specified performance criteria, and limits the number of awards of restricted stock or restricted stock units to 150,000 in any fiscal year.

Key Terms - The following is a summary of the material features of the 2009 Plan, which is qualified by reference to the full text of the 2009 Plan, as set forth as Exhibit A:

Plan Term:	March 2, 2009 to March 1, 2019.

Eligible Participants:
Employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers and non-employee directors of the Company as the Compensation Committee designates from time to time.  The Company has approximately 3,300 employees and 9 non-employee directors who would be eligible to participate in the 2009 Plan.

Shares Authorized:
1,350,000, subject to adjustment only to reflect stock splits and similar events.  Awards that are forfeited, expire, cancelled or lapse become available for future grants.  Shares used to pay the exercise price of a stock option and shares withheld to satisfy tax withholding obligations will not be available for future grants.  When a stock settled stock appreciation right is exercised, the shares subject to a stock appreciation right grant agreement will be counted against the shares available for award as one share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise.

Shares Authorized as a Percent of Outstanding Common Stock:	5.8%

Award Types:	(1)	Non-qualified and incentive stock option - the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.
	(2)	Restricted stock - share award conditioned upon continued employment, the passage of time or the achievement of performance objectives.
	(3)	Restricted stock unit - the right to receive the market price of a share of stock, in stock or cash, in the future.

(4)	Stock appreciation right - the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future.
(5)	Stock bonus - a bonus payable in shares of stock.

Award Terms:
Stock options and stock appreciation rights will have a term no longer than ten years.  All awards made under the 2009 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements which set forth the terms and conditions of each award.  The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Shares Authorized for Stock Options or Stock Appreciation Rights:	Maximum of 1,350,000 shares issued as either non-qualified or incentive stock options, or stock appreciation rights.

Shares Authorized for Restricted Stock, Restricted Stock Units or Stock Bonuses:	Maximum of 200,000 shares issued as either restricted stock, restricted stock units or stock bonuses.

Vesting:
Determined by the Compensation Committee, subject to exceptions in the event of a change of control.  Upon the consummation of an event constituting a change in control of the Company as defined in the 2009 Plan, all awards outstanding will become immediately vested.

Not Permitted:	(1)
Granting stock options or stock appreciation rights at a price below market price on the date of grant.  As of April 2, 2009, the closing price per share of the Company's Common Stock was $19.84 per share.

	(2)	Repricing of a stock option or stock appreciation right without stockholder approval.
	(3)	Granting more than 150,000 shares of restricted stock or restricted stock units in any fiscal year.
	(4)	Granting time-based stock options or stock appreciation rights to any one employee during any fiscal year in excess of 100,000 shares.

Tax Consequences – Stock option grants under the 2009 Plan may be intended to qualify as incentive stock options under Internal Revenue Code (“IRC”) §422 or may be non-qualified stock options governed by IRC §83.  Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company.  Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price.  The Company will be entitled to a corresponding deduction on its income tax return.  A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding periods (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised.  The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.  The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option that occurs before the applicable holding periods have been satisfied.

Restricted stock and restricted stock units are also governed by IRC §83.  Generally, no taxes are due when the award is made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable).  Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gains rates when the shares are sold.

The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company.  Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2009 Plan and the Company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

Awards granted under the 2009 Plan may qualify as “performance-based compensation” under IRC §162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under §162(m) that is in excess of $1 million and paid to one of the Company’s most highly compensated executive officers.  To qualify, options and other awards must be granted under the 2009 Plan by a committee consisting of two or more “outside directors” (as defined under §162(m)) and time-based options and stock appreciation rights must satisfy the 2009 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.  In addition, for awards other than time-based options and stock appreciation rights to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the 2009 Plan.  It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income may be taxable.

Transferability - Awards granted under the 2009 Plan generally are not transferable except by will or the laws of descent and distribution.

Administration - The Compensation Committee, which is made up entirely of independent directors, will administer the 2009 Plan.  The Compensation Committee will select the employees and non-employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2009 Plan, establish the terms, conditions and other provisions of the grants.  The Compensation Committee may interpret the 2009 Plan and establish, amend and rescind any of its rules relating to the 2009 Plan, unless expressly prohibited in the 2009 Plan.

Amendments - The Board may, at any time, suspend or terminate the 2009 Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board believes it is appropriate for the 2009 Plan to qualify, or if and to the extent the Board determines that such approval is appropriate for purposes of satisfying IRC §162(m), §422 or §409A or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization.  Nothing in the 2009 Plan restricts the Compensation Committee’s ability to exercise its discretionary authority to administer the plan, which discretion may be exercised without amendment to the 2009 Plan.  No action may, without the consent of a participant, reduce the participant's rights under any outstanding grant.

Plan Awards – The Compensation Committee has approved the Company’s 2009 Supplemental Annual Long-Term Incentive Award Program award (the “2009 Awards”), subject to the approval of the 2009 Plan by the Company’s stockholders.  The 2009 SALT Awards consisted of 319,851 non-qualified stock options with an exercise price of $26.53 and were awarded to senior managers of the Company, including the Named Executive Officers (as defined below). Vesting of the 2009 Awards is dependent on whether or not the Company achieves certain three-year performance measures.   The 2009 Awards have a market value of $3.5 million as of the January 5, 2009 grant date.  The following table sets forth the number and grant date value of the 2009 Awards:

	Stock Option Grants
Name	Number of Shares (#)	Grant Date Value ($)
Thomas J. Hook	76,297	830,874
Thomas J. Mazza	20,456	222,766
Mauricio Arellano	15,985	174,077
Susan M. Bratton	15,529	169,111
Susan H. Campbell	15,985	174,077
Other Senior Managers	175,599	1,912,273

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE ADOPTION OF THE GREATBATCH, INC. 2009 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the Company’s equity compensation plans as of January 2, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights or upon vesting of shares granted under restricted stock plan	Weighted-average exercise price of outstanding options, warrants and rights; Weighted-average share price of restricted stock shares granted	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )	( b )	( c )
Equity compensation plans approved by security holders (1)	2,296,858	$24.05	436,050

Equity compensation plan approved by security holders (2)	207,765	$22.86	436,050
Total	2,504,623	$25.03	436,050

(1)	Consists of stock options issued under the 1997 Stock Option Plan, 1998 Stock Option Plan, Non-Employee Director Stock Incentive Plan and the 2005 Stock Incentive Plan.
(2)	Consists of shares of restricted stock granted pursuant to the 2002 Restricted Stock Plan and 2005 Stock Incentive Plan.

PROPOSAL 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On recommendation of the Audit Committee, the accounting firm of Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2009, a capacity in which it has served since 2000.  Although stockholder approval of the selection of the independent registered public accounting firm is not required by law, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2009.  In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s and its stockholders’ best interests.  Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.  Representatives of Deloitte & Touche are expected to be present at the Annual Meeting.  The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Audit Fees.  The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2008 and 2007:

	2008	2007

Audit Fees(1)	$1,341,200	$1,035,700
Audit-Related Fees(2)	-	18,900

Total Audit and Audit-Related Fees	1,341,200	1,054,600
Tax Fees(3)	24,300	24,800
All Other Fees(4)	-	2,100

Total Fees	$1,365,500	$1,081,500

(1)
The amounts indicated represent fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for its review of the Company’s quarterly condensed consolidated financial statements.

(2)	The amounts indicated represent fees billed by Deloitte & Touche for audit-related services, including services related to the review of registration statements.
(3)	The amounts indicated represent fees billed by Deloitte & Touche for tax compliance, planning and consulting.
(4)	The amounts indicated represent fees billed by Deloitte & Touche for due diligence services.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services.  As described in the Charter of the Audit Committee, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(c)).  This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.  None of the services described above provided by Deloitte & Touche were approved by the Audit Committee under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”), and by all directors and executive officers as a group is set forth in the following table as of April 2, 2009, together with the percentage of total shares outstanding represented by such ownership.  For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Number of Shares	Percent of Class
Pamela G. Bailey(1)	44,216	*
Michael Dinkins(2)	3,700	*
Thomas J. Hook(3)	243,458	1.0%
Kevin C. Melia(4)	21,352	*
Dr. Joseph A. Miller, Jr.(5).	37,100	*
Bill R. Sanford(6)	81,115	*
Peter H. Soderberg(7)	43,180	*
William B. Summers, Jr.(8)	53,758	*
John P. Wareham(9)	36,337	*
Dr. Helena S. Wisniewski(10)	14,590	*
Thomas J. Mazza(11)	60,488	*
Mauricio Arellano(12)	54,555	*
Susan M. Bratton(13)	123,962	*
Susan H. Campbell(14)	59,378	*
All Directors and Executive Officers as a group (17 persons)	962,484	4.1%

(1)
Includes (i) 32,416 shares Ms. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to her under the Company’s 2005 Stock Incentive Plan; and (iii) 9,539 shares directly held by her.

(2)
Includes (i) 1,041 shares Mr. Dinkins has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 398 shares directly held by him.

(3)
Includes (i) 146,357 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 75,123 shares awarded to him under the Company’s 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 2,306 shares allocated to his account under the 401(k) Plan; and (iv) 19,672 shares directly held by him.

(4)
Includes (i) 12,941 shares Mr. Melia has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 6,150 shares directly held by him.

(5)
Includes (i) 27,166 shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 7,673 shares directly held by him.

(6)
Includes (i) 39,025 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 3,392 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 38,698 shares directly held by him.

(7)
Includes (i) 32,416 shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 8,503 shares directly held by him.

(8)
Includes (i) 32,416 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 19,081 shares directly held by him.

(9)
Includes (i) 26,916 shares Mr. Wareham has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to him under the Company’s 2005 Stock Incentive Plan; and (iii) 7,160 shares directly held by him.

(10)
Includes 9,847 shares Dr. Wisniewski has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 2,261 shares awarded to her under the Company’s 2005 Stock Incentive Plan; and (iii) 2,482 shares directly held by her.

(11)
Includes (i) 39,519 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 12,405 shares awarded to him under the Company’s 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 2,513 shares allocated to his account under the 401(k) Plan; and (iv) 6,051 shares directly held by him.

(12)
Includes (i) 35,039 shares Mr. Arellano has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 11,697 shares awarded to him under the Company’s 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 2,391 shares allocated to his account under the 401(k) Plan; and (iv) 5,428 shares directly held by him.

(13)
Includes (i) 53,360 shares Ms. Bratton has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 11,182 shares awarded to her under the Company’s 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 4,671 shares allocated to her account under the 401(k) Plan; and (iv) 54,749 shares directly held by her.

(14)
Includes (i) 38,974 shares Ms. Campbell has the right to acquire pursuant to options exercisable currently or within 60 days after April 2, 2009; (ii) 11,608 shares awarded to her under the Company’s 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 2,584 shares allocated to her account under the 401(k) Plan; and (iv) 6,212 shares directly held by her.

*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance.  Under Section 16(a) of the Exchange Act, the Company’s directors and officers are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the New York Stock Exchange.  The Company believes that these filing requirements were satisfied by its directors and officers during 2008, except that Thomas S. Summer, a former director, was late in reporting a sale of shares following an option exercise.  In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview

The compensation programs for our Executive Leadership Team, which includes all of  the Named Executive Officers, are designed to be consistent with our compensation philosophy.  Our philosophy is to provide senior level managers with a compensation package that is both competitive and encourages those executives to act in the best interest of our stockholders.  To achieve this, we design our compensation programs to provide fixed cash and equity based compensation at the targeted competitive market median rate and performance or “at risk” cash and equity based compensation at above competitive market median rates if above competitive market median performance is achieved.  We believe that paying above competitive market median compensation for above competitive market median performance is important in order to attract, retain and properly incentivize senior level management and should provide value to our shareholders through a higher stock price, which should benefit from the higher level of performance.

As illustrated in the graphs below, we believe that performance and equity based compensation should increase as a percentage of total direct compensation as salary grade levels increase.  The ratio of the President & Chief Executive Officer’s and other Named Executive Officer’s total cash and direct compensation is targeted to be consistent with the Company’s peer group of companies.  By following this philosophy, we believe we can attract and retain executives who have the appropriate skill set to carry out our strategic plans and attain both our short- and long-term financial and strategic goals.

The following graphs depict the mix of cash vs. equity of compensation granted to our Named Executive Officers during 2008 assuming target level performance:

The following graphs depict the mix of time versus performance based compensation granted to our Named Executive Officers during 2008 assuming target level performance:

Our compensation programs are designed by our Compensation Committee in collaboration with management and approved by our Board.  Our compensation programs consist of the following cash and non-cash components:

•	Base Salary
•	Annual Cash Incentives
•	Long-Term Equity Awards
➢	Time-Based
➢	Performance-Based
•	Retirement and Change in Control Agreements
•	Other Personal Benefits

Other than as discussed within this section, we do not believe the compensation for our Named Executive Officers in 2009 will change materially from 2008.

Compensation Committee Practices and Procedures

The Compensation Committee, in collaboration with management, is responsible for the design and administration of our compensation programs with appropriate approval and general oversight from the Board.  This responsibility includes the determination of compensation levels and awards provided.  Historically, the Compensation Committee has directly engaged Ernst & Young LLP to independently advise the Compensation Committee on compensation matters.  During 2008, Ernst & Young served as the independent advisors to the Compensation Committee in matters of executive compensation and benefits in response to recommendations made by management.  A representative of Ernst & Young was present in person or by telephone for all seven of the meetings held by the Compensation Committee during 2008.

The Compensation Committee also is responsible for recommending to the Board for approval the performance and merit adjustments for Mr. Hook, our President & Chief Executive Officer.  For the remaining Named Executive Officers, Mr. Hook makes recommendations regarding performance and merit adjustments to the Compensation Committee for approval.  Grants of equity-based compensation are recommended by management and approved by the Compensation Committee in accordance with approved equity grant guidelines previously established by the Compensation Committee with market data assistance from Ernst & Young.

During 2008, Thomas J. Hook, President & Chief Executive Officer, Thomas J. Mazza, Senior Vice President & Chief Financial Officer, Barbara M. Davis, Vice President of Human Resources and Timothy G. McEvoy, Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee.  These executives were excused from meetings when items pertaining to their individual compensation were discussed and for executive sessions of the Committee.

Competitive Market Review

As one factor in considering approval of levels and elements of our compensation programs, the Compensation Committee compares our compensation programs and performance against an approved peer group of companies.  The peer group consists of fifteen publicly traded companies that are similar in size and in similar industries as the Company and with whom we may compete for executive talent.  The Compensation Committee typically reevaluates the peer group every two to three years or sooner if an event, such as an acquisition, no longer makes the companies in the peer group comparable to the Company.

The companies comprising our compensation peer group, which was last updated in 2008, are:

CONMED Corporation	ResMed Inc.
CTS Corporation	SonoSite, Inc.
Datascope Corporation	Symmetry Medical, Inc.
DJO, Inc.	Thoratec Corporation
Edwards Lifesciences Corp.	Vital Signs, Inc.
Ev3, Inc.	Wright Medical Group, Inc.
Integra LifeSciences Holdings Corp.	ZOLL Medical Corporation
Merit Medical Systems, Inc.

No changes were made to our peer group for 2009.  We believe that this is an appropriate size for a peer group in order to obtain a representative sample of our market and maintain a manageable level for analysis purposes.  We believe these companies (1) have relevant overlap with our industry, customers and products, (2) are similar in size and (3) have key metrics that are consistent with our high growth strategy.  The key metrics considered included revenue size and growth rate, earnings per share (“EPS”) growth, average gross margins, enterprise value, EBITDA/enterprise value and revenue/enterprise value.

Our total compensation packages are based in part upon a 2008 market study performed by Ernst & Young which utilized compensation peer group data supplemented by market survey data and adjusted for factors such as prior individual performance and expected future contributions, performance of the Company, internal equity within our Company and the degree of difficulty in replacing the individual.  The 2008 market study, which provided base salary, total cash compensation and total direct compensation analysis, was based upon proxy data of our peer group and 2007 and 2008 survey data, trended to 2008, from the following sources:

Title	Publisher	Year
Executive Compensation Assessor	ERI	2008
U.S. Executive Survey Report	Mercer HR Consulting	2007
Top Management Compensation Calculator	Watson Wyatt Data Services	2007/2008

In determining recommended compensation levels, the Ernst & Young analysis utilized various analytical tools including total remuneration analysis, tally sheets, internal pay equity analysis and equity wealth accumulation and sensitivity analysis.  In making final compensation decisions for 2008, the Compensation Committee considered all of theses analyses.  The Compensation Committee has determined that, absent a meaningful change in circumstances, such tools should be utilized on a periodic, as opposed to annual, basis.

The Compensation Committee sets the performance goals for annual cash incentives and long-term equity programs based upon the current year and long-range plan of the Company.  Our current year and long-range plan takes into consideration the performance of our largest customers supplemented by performance information for our peer group as well as relevant market indices.  We believe the performance of our largest customers should be considered since they account for a large percentage of our sales.  Additionally, we believe broader market indices are appropriate for consideration in establishing future performance metrics given that the peer group companies above do not have businesses that are exactly comparable to ours.

The market indices considered include:

•	Medical markets revenue growth rates as published by Bear Sterns, iData Research; Lazard, Morgan Stanley, Thomas Weisel, Wachovia, and BMO; and
•	Oil & Gas Market Growth (as a proxy for our Electrochem Solutions Segment).

Base Salary

We want to provide our Executive Leadership Team with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with the Company and the level of responsibility and complexity of their position.  The target salary for our Executive Leadership Team is based in part on the competitive market median of our compensation peer group, supplemented by published survey data (the “competitive market”).  Our general practice is to be within 90% to 110% of the competitive market median.  In addition to the factors listed above, actual base salaries may differ from the competitive market median target as a result of various other factors including prior individual performance and expected future contributions, performance of the Company, internal equity within our Company and the degree of difficulty in replacing the individual.  Any such differences are approved by the Compensation Committee and in the case of Mr. Hook, the Board.  The base salaries of senior level managers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility.  We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the median competitive market rates.

The 2008 base salaries for our Named Executive Officers compared to the 2008 peer group and competitive market median are as follows:

	2008 Base Salary	% of Competitive Market Median

Thomas J. Hook	$475,000	104%
Thomas J. Mazza	262,200	106%
Mauricio Arellano	248,800	87%
Susan M. Bratton	241,700	84%
Susan H. Campbell	248,800	87%

The 2009 base salaries for our Named Executive Officers are as follows:

2009 Base Salary

Thomas J. Hook	$491,600
Thomas J. Mazza	271,500
Mauricio Arellano	267,500
Susan M. Bratton	250,200
Susan H. Campbell	267,500

2009 base salaries were increased by 3.5% from the 2008 levels.  This is consistent with the average merit budget applied across the Company’s U.S. based organization.  We believe this reflects the solid performance of the Company during a year of internal integration and external financial market turmoil as well as reasonable proxy for the competitive market increase during 2008 for companies with similar performance to ours.  An additional $10,000 increase was provided to the base salary of Mauricio Arellano and Susan Campbell considering the increased size and complexity of the Cardiac & Neurology and Orthopaedics Businesses during 2008.  Our last market review of salaries was performed in 2008.  See Competitive Market Review section above.

Annual Cash Incentives

Overview.  The payment of annual cash incentives is formula-based and is governed by our Short-Term Incentive Compensation Program (“STIC Program”).  The objective of the STIC Program is to provide a target level of cash compensation that is based upon the achievement of internal Company performance objectives which take into consideration the competitive market median performance with the opportunity for above median compensation for above median performance up to 65th to 75th percentile of the competitive market.

Employees at the manager level and above are eligible to participate in our STIC Program.  STIC Program awards for the Executive Leadership Team are based upon Company-wide performance goals.  For all other levels, STIC Program awards are primarily based upon a combination of the achievement of specific individual operational goals and Company-wide performance.  As a result, this component of compensation can be highly variable from year to year.

STIC Program awards are calculated based upon the following formulas:

Total Available Award (TAA) = (Base Salary x Individual STIC %) x STIC Funding %
Actual Award = ((TAA x 75%) x Individual Performance %) + (TAA x 25%)

For senior management of the Company, other than the Executive Leadership Team, individual business unit and functional goals (Individual Performance %) impact 75% of the actual award and cannot exceed 100%.  The remaining 25% of the award is determined by the achievement of the Company performance target (same as funding target).  In general, the higher the salary grade of an employee, the more the individual performance goals are based upon the performance of the Company.  The Executive Leadership Team’s performance goals are based upon overall Company performance metrics (same as funding target) and were 100% achieved for fiscal years 2006 to 2008.

STIC Funding %.  Overall funding of the STIC Program is based upon a Company-wide performance measure as recommended by the Compensation Committee and approved by the Board at its first meeting of every year.  This measure is subject to adjustment based upon Compensation Committee-approved unusual or extraordinary items that were not contemplated when the performance measure was set.

Funding of the STIC Program is calculated in accordance with the following scale:

Achievement of Performance Measure	Funding %

0% - 74.9%	0%
75% - 99.9%	50% - 100%
100% - 133%	100% - 200%

This funding model was designed to provide stockholders with a three-to-one payout ratio compared to management.  That is, for every four dollars earned above the target, one dollar is paid in additional incentive compensation to fund the STIC Program, up to the maximum threshold, and three dollars are retained in the business and benefit stockholders.

For fiscal years 2006 to 2008, the STIC Program funding performance measure was adjusted earnings per share (“Adjusted EPS”).  We selected Adjusted EPS because of its direct correlation with the interests of our stockholders.  In establishing this measure, the Compensation Committee considered the respective year’s budget, three-year compound annual growth rate and how that growth rate compared to our competitive market.  Achievement at the 100% target level was deemed to be a “realistic” goal and any amount greater than the target was believed to be a “stretch” goal.  As a result of stronger than expected financial performance from 2006 to 2008, the STIC Program was funded as follows:

	2006	2007	2008
Adjusted EPS Target	$1.05	$1.30	$1.46
Adjusted EPS Actual	$1.38	$1.47	$1.49
STIC Funding %	190%	140%	106%

Adjusted EPS and our EPS under generally accepted accounting principles differ primarily as a result of the exclusion of non-recurring acquisition related charges (mainly in-process research and development and inventory step-up amortization) and costs incurred related to our consolidation initiatives, all of which were not included in the original STIC target measures.  All of these adjustments were reviewed and approved by the Compensation Committee.

Individual STIC %.  Individual cash incentives are calculated by multiplying the funding percentage by the individual’s target payout.  The individual target payout was determined by the Compensation Committee in order to provide targeted total cash compensation (base salary + cash incentive) at the median of our competitive market and between the 65th and 75th percentile of our competitive market for above competitive market median performance.

The target payout as a percentage of base salary for our Named Executive Officers is as follows:

	2006	2007(1)		2008		2009

• President & CEO	80%	80%		80%		80%
• CFO	70%	65%		70	%(2)	70%
• Other Named Executive Officers	65%	65	%(2)	65%		65%

(1)
In 2007, the Compensation Committee reduced the annual cash incentive target payout percentages for certain senior level managers and increased the level of equity based compensation.  This was done to better align the mix between cash and equity based compensation for our senior managers with our competitive market.

(2)	Includes a promotional increase.

Example Computation of 2008 STIC for Thomas J. Hook:

TAA = (Base Salary ($475,000) x Individual STIC % (80%)) x STIC Funding % (106%) = $402,800
STIC Award = (TAA ($402,800) x Performance % (100%) = $402,800(1)

(1)
The difference between the actual STIC payment ($431,278) and the computed payment above ($402,800) of $28,000 relates to the allocation given to all STIC eligible employees in order to payout 100% of the STIC funding pool.  This allocation amounted to $14,000 for the CFO and $12,000 for the other Named Executive Officers in 2008.

The STIC Program for our Named Executive Officers was included in our 2007 proxy statement and approved by our stockholders in order to meet the requirements for an income tax deduction under IRC §162(m).  Under IRC §162(m), a limitation is placed on the tax deductibility of compensation to certain executives of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements.  Currently our STIC Program is designed to meet these requirements.  Historically, our deductions for executive compensation were not limited by IRC §162(m), except in isolated circumstances.

Long-Term Equity Awards

Overview.  In addition to cash incentives, we also compensate senior level managers, including our Named Executive Officers, with long-term equity awards.  These awards are designed to align management’s performance with the interests of our stockholders.  Additionally, they are used as a recruiting and retention tool for key managers.  Historically, we granted equity awards under various existing equity compensation plans, including the following: (1) the 1997 Stock Option Plan; (2) the 1998 Stock Option Plan; (3) the 1999 Non-Employee Director Stock Option Plan; (4) the 2002 Restricted Stock Plan; and (5) the 2005 Stock Incentive Plan.  The 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Non-Employee Director Stock Option Plan, and the 2002 Restricted Stock Plan have all been frozen to new stock award issuances.

As there are only a nominal amount of shares available for grant under the 2005 Stock Incentive Plan, a proposal has been submitted to stockholders in this proxy statement to approve the 2009 Stock Incentive Plan which allows for the grant of 1,350,000 shares of stock based awards. The 2009 Plan was designed by the Compensation Committee, with the assistance of management and Ernst & Young.  In determining the amount of shares under this plan and the applicable sub-limits for restricted stock and restricted stock units, we considered the historical burn-rate of the Company’s equity compensation plans, the potential dilution and shareholder value transfer as a result of this plan and current outstanding awards and the one year and three year total shareholder return of the Company.  These metrics were compared to our industry and peer group and are often used by institutional investors when analyzing our plans.

The award of equity based compensation is both discretionary and formula-based as described in the Long-Term Incentive Award Program (“LTIP Program”) and Supplemental Annual Long-Term Incentive Award Program (“SALT Program”) sections.  The objective of the LTIP and SALT Programs is to provide total direct compensation (total cash compensation + equity based compensation) at the median of our competitive market and up to the 75th percentile of our competitive market for performance above the competitive market median.

In addition to LTIP and SALT Program awards, all managers and above are eligible for equity awards at the time of hire, upon promotion and for special recognition or significant changes in responsibility.  Equity awards issued for recognition or newly hired or newly promoted employees are typically granted at the next scheduled Board meeting following the event date.

Our equity-based compensation plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to the approval of our Board.  Historically, we have granted employees equity-based compensation in the form of non-qualified and incentive stock options and restricted stock.  The LTIP and SALT Program awards are generally issued before April of every year once performance targets for the current and future years are determined.  The Board typically meets five times per year based upon a schedule determined several months in advance.  Accordingly, the proximity of any awards to earnings announcements or the release of material non-public information would be coincidental.  All stock options are issued with strike prices that are equal to the value of our closing stock price on the grant date.

Except as described in the “Employment Agreement” and “Executive Retirement Guidelines” sections, all unvested stock-based awards expire upon death, disability, termination by employee and termination by the Company, other than for cause. Upon termination for cause, all outstanding stock-based awards expire immediately.  Upon death, disability, termination by employee and termination by the Company, other than for cause, all vested stock-based awards expire at various times, up to one year, based upon the termination reason and the equity plan they were awarded from.  In the event of a change in control, all unvested time-based equity awards immediately vest.  See further discussion regarding change of control in the “Change in Control Agreements” section.

We believe that compensation from our stock options granted under the 2005 Stock Incentive Plan are deductible and not limited by IRC §162(m).  Our deductions for restricted stock grants may be limited in the future under IRC §162(m) primarily due to the timing of restricted stock vesting.  The Compensation Committee considers the potential non-deductibility of stock incentive awards under IRC §162(m) when setting award levels. The Compensation Committee believes that our equity programs are properly designed for the retention of and incentivizing senior management, which is in the best interest of shareholders even if IRC §162(m) limits are periodically exceeded and the tax deductions are forfeited.

Time-Based

LTIP Program.  The objective of the LTIP Program is to provide a fixed level of equity-based compensation at the median of our competitive market and adjusted for individual performance.

The 2008 LTIP Program awards were determined based upon the following formula:

Total Available Award (TAA) = (Base Salary x Individual LTIP %)
Actual Award Payout (AAP) = TAA x Individual Performance %

Non-Qualified Stock Option Grant = (AAP x ½) ÷ Black-Scholes Value (1)
Restricted Stock Grant = (AAP x ½) ÷ Closing Stock Price on Grant Date

(1)
We utilize the Black-Scholes option pricing model to estimate the fair value of stock options granted for financial statement reporting purposes as allowed under generally accepted accounting principles.  See Note 10 of the Notes to the Consolidated Financial Statements contained in Item 8 of our Form 10K for fiscal year 2008 for further explanation of the assumptions and methodology for determining the fair value of stock options granted.

Individual LTIP %.  The target grant of LTIP Program equity awards as a percentage of base salary for our Named Executive Officers is as follows.  The target number of shares is calculated using the Black Scholes value of our stock on the date of grant:
	2006	2007(1)		2008		2009

• President & CEO	125%	150	%(2)	150%		150%
• CFO	60%	70%		80	%(2)	80%
• Other Named Executive Officers	50%	70	%(2)	70%		70%

(1)
In 2007, the Compensation Committee reduced the annual cash incentive target payout percentages for certain senior level managers and increased the level of equity based compensation.  This was done to better align the mix between cash and equity based compensation for our senior managers with our competitive market.

(2)	Includes a promotional increase.

The actual amount of awards granted may differ from the target percentage as a result of the consideration by the Compensation Committee of individual business unit and functional goals (Individual Performance %).  The individual performance percentage that may be taken into account by the Compensation Committee is the same individual performance percentage used to calculate annual cash incentive awards under the STIC Program.

The 2006 and 2007 LTIP Program awards were granted in the form of non-qualified stock options (one-half payout target) and restricted stock (one-half payout target) with the restricted stock being converted on a 2.5 to 1 ratio.  This ratio was used as restricted stock was valued at approximately 2.5x the Black Scholes value of our stock options and was intended to reflect the difference in value between restricted stock and stock options.  In order to simplify the LTIP formula, in 2008 the 2.5 restricted stock ratio was removed from the formula.  The actual Greatbatch stock closing price on the date of grant was used to compute the restricted stock portion of the grant.  The mix between stock options and restricted stock was determined by the Compensation Committee in collaboration with management in order to balance share ownership and potential future dilution to stockholders.

Example Computation of 2008 LTIP for Thomas J. Hook:

TAA = (Base Salary ($475,000) x Individual LTIP % (150%)) = $712,500
AAP = (TAA ($712,500) x Individual Performance % (100%)) = $712,500
Non-Qualified Stock Option Grant = (AAP ($712,500) x ½) ÷ Black-Scholes Value ($8.38) = 42,511(1)
Restricted Stock Grant = (AAP ($712,500) x ½) ÷ Closing Stock Price on Grant Date ($20.14) = 17,689(2)

(1)
The difference between the actual LTIP stock option award (43,417) and the computed award above (42,511) of 906 options relates to the allocation given to all LTIP eligible employees in order to payout 100% of the LTIP funding pool.  This allocation amounted to less than 300 stock options for the CFO and Other Named Executive Officers in 2008.

(2)
The difference between the actual LTIP stock award (18,065) and the computed award above (17,689) of 376 shares relates to the allocation given to all LTIP eligible employees in order to payout 100% of the LTIP funding pool.  This allocation amounted to less than 110 shares for the CFO and Other Named Executive Officers in 2008.

For 2009, the Compensation Committee began granting restricted stock units to all employees under the LTIP program in place of restricted stock, due to the tax consequences upon the grant of restricted stock awards to employees in certain foreign jurisdictions.  In order to achieve uniformity with respect to the timing of taxation for LTIP awards, the Committee chose restricted stock units since they are not taxable in most jurisdictions until the vest date which is similar to how restricted stock is taxed for U.S. employees.

LTIP Program stock option awards vest over four years, 25% at the end of each year, including the year of grant.  The LTIP Program restricted stock or restricted stock unit awards vest 50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth years.

Performance-Based

SALT Program.  The objective of the SALT Program is to provide a supplemental award that targets total direct compensation up to the 75th percentile of our competitive market if 75th percentile performance goals, set at the beginning of the period, are met.  This is consistent with our philosophy of providing above competitive market median compensation for above competitive market median performance.  The use of SALT Program awards puts a larger percentage of our Named Executive Officers pay in equity and “at risk,” which we believe is appropriate and consistent with our compensation philosophy.  SALT Program awards are determined based upon the following formula and are granted in the form of non-qualified stock options:

Non-Qualified Stock Option Grant = (Base Salary x Individual SALT %) ÷ Black Scholes Value

Individual SALT %.  The SALT Program equity awards expressed as a percentage of base salary for our Named Executive Officers is as follows:
	2006	2007(1)		2008(2)		2009
• President & CEO	100%	125	%(3)	175%		175%
• CFO	40%	50%		85	%(3)	85%
• Other Named Executive Officers	40%	50	%(3)	70%		70%

(1)
In 2007, the Compensation Committee reduced the annual cash incentive target payout percentages for certain senior level managers and increased the level of equity based compensation.  This was done to better align the mix between cash and equity based compensation for our senior managers with our competitive market.

(2)	Includes an increase in order to bring total direct compensation up to the 75th percentile of the competitive market.
(3)	Includes a promotional increase.

Example Computation of 2008 SALT for Thomas J. Hook:

Non-Qualified Stock Option Grant = (Base Salary ($475,000) x Individual SALT % (175%)) ÷
Black Scholes Value ($8.80) = 94,460

The target number of shares is calculated using the Black Scholes value of our stock on the grant date.  SALT Program awards are granted in the form of non-qualified stock options and are performance based.  For the 2006 and 2007 SALT Programs, stock options vest either at 100% or 0% depending on whether or not the Company achieves certain three-year performance measures.  In 2008, the SALT Program was modified to provide for pro rata vesting relative to the achievement of the three performance metrics utilized in the SALT program.  This change was made as we found that none of our peer group was in the top 25th percentile for all three metrics and only a few were in the top 25th percentile for two of the three metrics.  Thus, we believe that requiring upper quartile performance for all three metrics would not achieve our objective of awarding 75th percentile total compensation for 75th percentile performance.  Starting with the 2008 SALT grant, each metric will be tracked independently and achievement of one or more will allow for at least pro rata vesting of the award depending on how many of the metrics are achieved and the lowest percentage achievement of the metric which was not achieved.  For example, if two of the performance goals are met and the third metric was only 90% of the target, then 2/3 of the award multiplied by 90% will vest.  Similarly, if only one of the performance goals is met and the lowest percentage achieved of the other two metrics was 80% of the target, then 1/3 of the award multiplied by 80% will vest.

The 2008 SALT Program awards performance measures were as follows:

•	2008 – 2010 cumulative revenue;
•	2008 – 2010 cumulative adjusted operating income; and
•	2008 – 2010 cumulative adjusted cash flow provided by operations.

The Compensation Committee sets the performance goals for SALT awards based upon the long-range financial plan of the Company.  Our long range plan takes into consideration the performance of our largest customers supplemented by performance information for our peer group as well as relevant market indices.  We believe the performance of our largest customers should be considered since they account for a large percentage of our sales.  Additionally, we believe broader market indices are appropriate for consideration in establishing future performance metrics given that the peer group companies above do not have businesses that are exactly comparable to ours.  These performance targets were set with the intent that they would represent stretch goals and would result in superior upper quartile performance relative to our customers and peers.  Achievement of these targets is believed to be a challenging goal for our Company.  Additionally, even after the targets are achieved they continue to incentivize management since the award is in the form of stock options.  The only way an employee receives value from a stock option is if the Company’s stock price, which is heavily dependent on the performance of the Company, remains above the options’ exercise price.  Thus, stock options align the goals of management with those of the Company’s shareholders.

These performance measures are subject to adjustment based upon acquisitions, as well as unusual or extraordinary items that were not contemplated when the performance measures were set.  The Compensation Committee approves all adjustments. The adjustments for acquisitions are based upon the projections for the respective acquisition at the time the transaction was approved by the Board.  We believe these adjustments provide incentive for senior level managers to ensure acquisitions are successful.  The original 2006 and 2007 SALT Program metrics were adjusted for the acquisitions we completed in 2007 and 2008.

2008 was the final performance year for the 2006 SALT award.  During the three year period from 2006 to 2008, we earned cumulative revenues of $1.14 billion, cumulative adjusted operating income of $146 million and cumulative adjusted cash flow provided by operations of $173 million.  This compares to the 2006 grant metrics of $1.13 billion, $139 million and $161 million, respectively.  Thus, in 2009 our Board approved the achievement of these metrics.  The awards will fully vest on December 31, 2009 if continued employment is maintained up until that time.  The difference between the cumulative amounts for operating income and cash flow from operations for the SALT metrics compared to the actual amounts under GAAP is the exclusion of non-recurring acquisition related charges (mainly in-process research and development and inventory step-up amortization) and costs incurred related to our consolidation initiatives, all of which were not included in the original SALT target.  All of these adjustments were reviewed and approved by the Compensation Committee.

2007 was the final performance year for the 2005 SALT award.  During the three year period from 2005 to 2007, we earned cumulative revenues of $804 million and cumulative Adjusted EPS of $3.83.  This compares to the 2005 grant metrics of $770 million and $3.51, respectively.  Thus, in 2008 our Board approved the achievement of these metrics.  These awards fully vested on December 31, 2008.  The difference between the cumulative revenue for the three year period from 2005 to 2007 and our revenues under GAAP of $831 million is the exclusion of revenue for acquired companies which were not included in the original SALT target.  The main difference between the Adjusted EPS and our EPS under GAAP is the exclusion of non-recurring acquisition related charges (mainly in-process research and development and inventory step-up amortization), costs incurred related to our consolidation initiatives, and the gain on the extinguishment of our debt, all of which were not included in the original SALT target.  All of these adjustments were reviewed and approved by the Compensation Committee.

The form of the SALT Program awards is reviewed annually by the Compensation Committee.  During 2008, the Compensation Committee researched the need to incorporate either relative or absolute total shareholder return (“TSR”) as a SALT Program metric.  Based upon its analysis, including analysis of our competitive market and peer group practices and in consultation with Ernst & Young, the Compensation Committee determined that a change to TSR was not appropriate at this time.  This was based upon the fact that TSR is highly sensitive to investor expectations and not necessarily performance of the Company, TSR is often times out of management’s direct control and the accounting for stock awards with market conditions such as TSR is more complex and costly.  Additionally, TSR has not yet become a widely accepted compensation practice among publicly traded companies, including our peer group.  Based upon the 2007 NASPP Domestic Stock Plan Design and Administration Survey, only 51 of the 349 companies (15%) evaluated utilize TSR as a performance metric.  Management and the Compensation Committee remain committed to its pay for performance principals, evidence of which is shown by the high percentage of Named Executive Officer Compensation that is tied to the performance of the Company of approximately 50%.

Other Equity Based Compensation.  In addition to the LTIP and SALT Programs, senior level managers may receive additional equity based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility.  These awards are used as a recruiting and retention tool.  Historically, these grants were made in the form of incentive stock options or restricted stock and were typically granted as a percentage of the respective employee’s base salary.  The amount of incentive stock options granted that become exercisable in any one year by an individual employee is subject to the $100,000 limit imposed by IRC §422(d).  In 2007, these awards were made in the form of non-qualified stock options and restricted stock.  Also during 2007, the Company’s executive officers, except for the President and CEO who received a similar type grant upon his promotion in 2006, received a one-time restricted stock grant equal to 100% of their base salary.  This grant will serve as an additional retention tool for the executive officers as they vest over four years (50% at the end of the second year and 25% at the end of the third and fourth years).

Share Ownership Guidelines.  In order to better align the interests of our executives with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines for senior level managers and non-employee directors.  These guidelines require non-employee directors to own at least $90,000 in shares of the Company.

The ownership requirement for our current Named Executive Officers is calculated as a multiple of base salary as follows:

	Multiple of Base Salary
President & CEO	5.0	x
CFO	3.0	x
Other Named Executive Officers	3.0	x

The directors and executives are required to be in compliance with these guidelines within 5 years of becoming subject to the policy and “meaningful” progress must be made and is monitored throughout that time period.

The ownership guidelines also contain a holding period requirement for equity based awards.  Non-employee directors are expected to hold all equity based awards, net of applicable taxes, until their tenure as a Board member has ended.  Senior level managers are required to hold exercised stock options and vested restricted stock/units, net of applicable taxes, for one year following the exercise or vesting.  For purposes of these guidelines, a 50% tax rate is assumed.

Retirement and Change in Control Agreements

Overview.  We believe that it is in the best interest of our Company and stockholders to have the unbiased dedication of our executives, without the distraction of personal uncertainties such as retirement or a change in control.  We have designed our senior level managers’ retirement and other post-employment benefit programs to reduce such distraction.  We believe that our programs allow for a smooth transition in the event of retirement or a change in control without providing “windfall” benefits to senior level managers.  We also believe that these benefits are competitive with those of other comparable companies.

The components of our retirement and post-employment benefits program are as follows:

•	Executive Retirement Guidelines
•	401(k) Plan
•	Change in Control Agreements

We do not offer our employees defined benefit pension, post-retirement or deferred compensation benefits.  This decision was made as we believe that such plans are both undervalued by employees and more expensive to administer in comparison to the programs that we do offer.  When designing our retirement and other post-employment benefit programs we consider IRC §409A and continue to evaluate our programs in light of the guidance issued under that rule.

We currently do not have a formal severance plan for our employees.  In the past, we have provided post-employment severance benefits to our employees who are terminated in connection with a reduction-in-force or corporate reorganization.  Generally these benefit amounts are based upon length of service and position level with the Company.  Severance payments are at the discretion of management.

Executive Retirement Guidelines.  Higher-level senior managers who are at least 59½ with a combination of age and length of service equal to at least 69½ are eligible to receive certain benefits under our Executive Retirement Guidelines.  These guidelines have been approved by our Board and allow for the following:

a.	accelerated vesting of all outstanding time-based stock incentive awards;
b.	discretionary vesting of all outstanding performance-based stock incentive awards; and
c.	a discretionary extension of the time eligible to exercise outstanding stock options.

In exchange for these benefits, the executives are required to sign a two-year non-compete agreement.  In order to be considered for these benefits, executives must submit a voluntary retirement request form at least one year prior to their anticipated retirement date and facilitate the transition of their responsibilities to their successor.  All requests for retirement and benefits under our Executive Retirement Guidelines by Named Executive Officers are reviewed and approved by our Board.

401(k) Plan.  Nearly all of our employees are eligible to participate in our defined contribution 401(k) plan.  This plan provides for the deferral of employee compensation up to the maximum IRC limit and a discretionary Company match.  From 2006 to 2008, this match was $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant.

In addition to the discretionary contributions described above, employees are eligible to receive an additional discretionary contribution of up to 5% of their base salary to the 401(k) plan.  This discretionary contribution is made in the form of Common Stock and is subject to certain Internal Revenue Service limits.

Each year we perform standard year-end coverage, nondiscrimination and compliance testing on our 401(k) plan to ensure compliance with applicable Internal Revenue Service rules and regulations.  In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by “highly compensated” employees will be returned to the respective employee in order to ensure compliance.

Participants immediately vest in their own contributions and earnings, and in the matching and stock contributions made by the Company.

Change in Control Agreements.  We have entered into change in control agreements with our Named Executive Officers.  These agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change of control.  If the employee is terminated after the change of control, other than for death, disability or cause, or the executive terminates the agreement for good reason, then the executive will be entitled to certain benefits.  The most significant components of those benefits are as follows:

a.	two times annual salary;
b.	two times average bonus for the three year period prior to the date of termination;
c.	two times the Company’s 5% discretionary contributions to the Company’s 401(k) Plan;
d.	$25,000 for outplacement services;
e.	continued coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning, physicals) for a period of two years; and
f.	all time-based unvested equity awards immediately vest.

Based upon the hypothetical termination date of January 2, 2009, the change in control termination benefits for our Named Executive Officers would be as follows:

	Salary & Bonus	Acceleration of Stock- Based Awards(1)	Continuance of Benefits(2)	401(k) Plan	Outplace- ment Services	Tax Gross- Up(3)(4)(5)	Modified Cut-Back(5)	Total

Thomas J. Hook	$2,128,947	$2,573,287	$68,993	$23,000	$25,000	$1,038,807	$-	$5,858,034

Thomas J. Mazza	1,075,126	457,964	128,182	23,000	25,000	-	(49,002)	1,660,270

Mauricio Arellano	985,381	407,677	32,848	23,000	25,000	-	(11,009)	1,462,897

Susan M. Bratton	981,447	392,438	165,987	23,000	25,000	-	-	1,587,872

Susan H. Campbell	995,647	405,311	28,045	23,000	25,000	-	-	1,477,003

(1)	Based upon our closing stock price of $26.72 per share as of January 2, 2009.
(2)	Includes the continuation of all benefits described in the Other Personal Benefits section below.
(3)	Computed based upon the assumption that equity awards are paid out in cash and does not consider the value that could be assigned to the non-compete agreement signed by Thomas J. Hook.
(4)
It is assumed that the hypothetical transaction would result in a cash-out of the outstanding equity awards.  In the event an actual transaction would occur in which equity awards were converted into equity awards of the buyer, then the value of the equity acceleration for tax purposes could be higher.

(5)
Our change in control agreements provide that an executive is not entitled to a gross-up if the present value of payments does not exceed 110% of the safe harbor threshold.  Instead, the payments due to these executives would be reduced to the maximum that could be paid so that the value of the payment would not exceed the safe harbor threshold.  To the extent the change in control parachute payment exceeds 110% of the safe harbor threshold, then the participant would be entitled to an excise tax gross-up payment, which is included in the amounts shown above.

In exchange for the above, the terminated executive is required to sign a 36-month confidentiality agreement.  In designing these agreements, we considered IRC §280G.  IRC §280G denies a tax deduction for any and all excess parachute payments for corporations undergoing a change in control.  In addition, the individual recipient of such payment must pay an extra 20% excise tax on the amount of the payment.  IRC §280G provides a safe harbor from this excise tax if the present value of any parachute payments under a change in control does not exceed certain thresholds as defined in the IRC.

Other Personal Benefits

In addition to the elements of compensation discussed above, we also provide senior level managers with various other benefits as follows:

•	Education Assistance
•	Life Insurance
•	Long-Term Disability
•	Executive Financial Planning
•	Executive Physical

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.  These benefits also reduce the amount of time and attention that senior level managers must spend on personal matters and allow them to dedicate more time to our Company.  We believe that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of our Company and its stockholders.

Education Assistance.  All employees and their dependents are eligible to participate in our Education Assistance Program.  This program is provided to support our innovation and commitment to improving our abilities.  We believe that education will support the development of our employees for new positions and enhance their contributions to the achievement of our strategic goals.  This program was pioneered by our founder, Wilson Greatbatch, who believed as we do that “education is always worth more than it costs in time, money and effort.”

Under our Education Assistance Program we reimburse tuition, textbooks and laboratory fees for all of our employees and their dependents.  All fulltime employees are eligible for 100% reimbursement upon the successful completion of job related courses or degree program.  The dependent children benefit vests on a straight-line basis over ten years.  For employees hired after January 1, 2003, the maximum amount of dependent children reimbursable tuition is the cost of tuition at the recognized local state university.  For employees hired prior to January 1, 2003 and for all of the Named Executive Officers, there is no maximum limit for dependent children reimbursement.  Minimum academic achievement is required in order to receive reimbursement under all Education Assistance Programs.  In 2008, Thomas J. Mazza and Susan M. Bratton were the only Named Executive Officers who received benefits under this program.

Life Insurance.  Beginning in 2008, our executive officers receive term life insurance paid by the Company equal to $5 million for the President & CEO (consistent with prior years) and $1 million for other executive officers.  Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.  We believe this benefit is consistent with and will allow us to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Long-Term Disability.  Beginning in 2008, our executive officers receive long-term disability insurance paid by the Company equal to 60% of salary plus STIC at the 100% level, with no cap.  Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.  We believe this benefit is consistent with and will allow us to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning.  Senior level managers are eligible for reimbursement of financial planning services.  Reimbursement is approved for dollar amounts up to $5,000 in the first year of the program and up to $2,500 in all other years ($3,000 for the President & CEO).  Qualified expenses include income tax preparation, estate planning and investment planning, among others.

Executive Physical.  We provide senior level managers with annual physicals.  We cover 100% of the cost of this program.  This program was developed to promote the physical well being and health of our senior level managers.  We believe this program is in the best long-term interest of our stockholders.

Other Benefits.  Senior level managers also participate in other benefit plans that we fully or partially subsidize.  Their participation is on the same terms as other employees of the Company.  Some of the more significant of these benefits include medical, dental and vision insurance, as well as relocation reimbursement and vacation.

Employment Agreements

The Company has entered into an employment agreement with Thomas J. Hook.  No other Named Executive Officer has an employment agreement.

We entered into an employment agreement with Mr. Hook in order to secure his services upon his appointment as President & Chief Executive Officer.  That agreement provides certain benefits in addition to the other benefits discussed elsewhere in this section as follows:

a.	Term extends through December 31, 2009 with automatic 1 year renewals after that;
b.	Grant of 25,000 shares of non-qualified options and 50,000 shares of restricted stock that vest 25% on December 31, 2008, 25% on December 31, 2009 and 50% on December 31, 2010;
c.	Company financed term life insurance policy of at least $5 million in face value;
d.
In the event of death or disability – i) salary and fringe benefit continuation through the term of the contract or one year whichever is longer; and ii) immediate vesting of all non-vested equity based awards, except SALT awards;

e.
In the event of termination without cause or with good reason – i) one year salary and STIC incentive payment; and ii) immediate vesting of all non-vested equity based awards, except SALT awards. Right to exercise vested options upon termination is extended to twelve months; and

f.	Non-compete agreement during the term of the contract and 24 months from the date of last payment under the contract.

The following table presents the benefits that would be received by Mr. Hook in the event of a hypothetical termination as of January 2, 2009 as follows:

	Salary & Bonus	Acceleration of Stock- Based Awards(1)	Continuance of Benefits	401(k) Plan	Tax & Financial Planning	Total

Permanent Disability	$475,000	$2,573,287	$31,497	$11,500	$3,000	$3,094,284
Death	475,000	2,573,287	9,752	-	-	3,058,039
Termination Without Cause	855,000	2,573,287	-	-	-	3,428,287
Termination With Good Reason	855,000	2,573,287	-	-	-	3,428,287
Termination for Cause	-	-	-	-	-	-
Termination Without Good Reason	-	-	-	-	-	-
Retirement	-	2,573,287	-	-	-	2,573,287

(1)	Based upon our closing stock price of $26.72 per share as of January 2, 2009.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectively submitted,

Pamela G. Bailey
Michael Dinkins
Peter H. Soderberg
William B. Summers, Jr. (Chair)

Members of the Compensation and Organization Committee

Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal year 2008, 2007 and 2006.  We have entered into an employment agreement with Thomas J. Hook – see the “Employment Agreements” section of the Compensation Discussion and Analysis for further discussion.  The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for fiscal year 2008, 2007 or 2006.  Total cash compensation, which includes salary and non-equity incentive plan compensation, is based on individual performance as well as on the overall performance of the Company as more fully described in the “Base Salary” and “Annual Cash Incentives” sections of the Compensation Discussion and Analysis.  Generally, the emphasis that is placed on stock-based compensation increases as the level of responsibility of the individual employee increases.

Name and Principal					Stock	Option	Non-Equity Incentive Plan	All Other
Position	Year	Salary(1)	Bonus		Awards(2)	Awards(3)	Comp.(4)	Comp.(5)	Total

Thomas J. Hook	2008	$475,000	$	─	$489,163	$875,015	$431,278	$50,778	$2,321,234
President &	2007	448,231		─	439,586	639,882	527,421	41,511	2,096,631
Chief Executive Officer	2006	378,558		─	168,377	356,264	646,000	49,494	1,598,693

Thomas J. Mazza	2008	262,200		─	163,841	200,379	208,307	91,019	925,746
Senior Vice President &	2007	247,962		─	92,211	147,074	242,089	76,005	805,341
Chief Financial Officer	2006	215,654		─	20,041	112,028	292,600	40,077	680,400

Mauricio Arellano	2008	248,800		─	149,413	192,045	183,543	30,864	804,665
Senior Vice President,	2007	228,962		─	85,708	143,794	223,161	76,079	757,704
Cardiac & Neurology	2006	201,808		─	19,570	94,480	254,410	27,109	597,377

Susan M. Bratton	2008	241,700		─	147,630	171,419	178,305	92,694	831,748
Senior Vice President,	2007	228,962		─	86,377	120,340	223,161	72,132	730,972
Commercial	2006	205,769		─	22,105	90,602	254,410	70,693	643,579

Susan H. Campbell	2008	248,800		─	149,313	176,478	183,543	21,788	779,922
Senior Vice President,	2007	228,962		─	87,484	131,163	223,161	15,975	686,745
Orthopaedics	2006	205,769		─	21,373	98,526	254,410	14,766	594,844

(1)	The amounts indicated represent the dollar value of base salary earned during fiscal year 2008, 2007 and 2006.
(2)
The amounts indicated represent the aggregate dollar amount of compensation expense related to restricted stock and restricted stock unit awards granted that was recognized in our financial statements.  The determination of this expense is based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2009.

(3)
The amounts indicated represent the aggregate dollar amount of compensation expense related to stock option awards granted that was recognized in our financial statements.  The determination of this expense is based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2009.

(4)
The amounts indicated represent cash awards earned in the indicated fiscal year and paid in the subsequent fiscal year under our STIC Program.  See “Annual Cash Incentives” section of the Compensation Discussion and Analysis for a discussion of this program.

(5)
The amounts indicated include cash and stock we contributed to the respective employees’ 401(k) plan account, term life insurance premiums paid by the Company for the benefit of the Named Executive Officers, tax gross-ups related to term life insurance and long-term disability benefits, as well as other compensation.  The dollar value of cash and stock contributed to the 401(k) plan, term life insurance premiums paid, tax gross-ups, perquisites for items in excess of $10,000 and all other is as follows:

	Year	401 (k) Contribution	Term Life Insurance Premiums	Tax Gross-Up	Perquisites	Other	Total

Thomas J. Hook	2008	$16,225	$13,250	$10,802	$ ─	$10,501	$50,778
	2007	15,956	12,900	─	12,655	─	41,511
	2006	14,975	12,900	127	21,492	─	49,494

Thomas J. Mazza(1)	2008	16,225	5,780	3,922	49,980	15,112	91,019
	2007	15,975	─	─	52,817	7,213	76,005
	2006	15,512	─	106	22,273	2,186	40,077

Mauricio Arellano(2)	2008	14,483	1,740	2,800	─	11,841	30,864
	2007	15,975	─	─	47,635	12,469	76,079
	2006	14,405	─	231	12,473	─	27,109

Susan M. Bratton	2008	16,225	1,420	1,628	71,651	1,770	92,694
	2007	15,975	─	─	56,157	─	72,132
	2006	14,633	─	1,111	54,949	─	70,693

Susan H. Campbell	2008	16,225	980	1,880	─	2,703	21,788
	2007	15,975	─	─	─	─	15,975
	2006	14,610	─	156	─	─	14,766

(1)	Other compensation for 2008 includes $13,210 related to the payment of excess vacation in accordance with Company policy.
(2)	Other compensation for 2007 includes $12,469 related to the payment of excess vacation in accordance with Company policy.

Perquisites for the Named Executive Officers are included in “All Other Compensation” if the aggregate value is equal to or greater than $10,000.  The perquisites included were comprised of the following.  No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except as noted:

	Year	Car Allowance (1)	Financial Planning	Executive Physical	Dependent Education Assistance (2)	Relocation	Service Awards/ Gifts	Personal Travel	Personal use of Company Provided Cell-Phone
		($)	($)	($)	($)	($)	($)	($)	($)
Thomas J. Hook	2008
	2007	X	X				X	X	X
	2006	X	X	X			X	X	X

Thomas J. Mazza	2008		X	X	44,370		X	X	X
	2007	X			46,360		X		X
	2006	X	X		X		X		X

Mauricio Arellano	2008
	2007	X	X			39,353	X	X	X
	2006	X	X					X	X

Susan M. Bratton	2008		X		68,469		X	X	X
	2007	X	X	X	48,425		X		X
	2006	X			43,271		X	X	X

Susan H. Campbell	2008
	2007
	2006

(1)	This benefit was discontinued in March 2007.
(2)	Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents. See “Education Assistance” section of the Compensation Discussion and Analysis.

2008 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2008.  All stock-based awards in 2008 were granted under our 2005 Stock Incentive Plan.  Under the 2005 Stock Incentive Plan, all stock options expire 10 years from the date of grant and acceleration of vesting occurs for time-based awards upon a change in control.  Acceleration of vesting does not automatically occur upon death, disability or retirement.

Prior to vesting, employees who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company in respect to those shares, including the right to receive dividends and vote.  We did not pay any cash dividends in 2008 and currently intend to retain all earnings to further develop and grow our business.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Underlying Options	Option Awards	Option Awards(4)
					(#)	(#)	(#)	(#)(3)	(#)(3)	($/Sh)
Thomas J. Hook		$190,000	$380,000	$760,000	─	─	─	─	─	$ ─	$ N/A
	3/4/2008	─	─	─	─	─	─	18,065	43,417	20.14	727,663
	10/13/2008	─	─	─	31,487	94,460	94,460	─	─	21.88	831,248
Thomas J. Mazza		91,770	183,540	367,080	─	─	─	─	─	─	N/A
	3/4/2008	─	─	─	─	─	─	5,318	12,781	20.14	214,210
	10/13/2008	─	─	─	8,442	25,325	25,325	─	─	21.88	222,860
Mauricio Arellano		80,860	161,720	323,440	─	─	─	─	─	─	N/A
	3/4/2008	─	─	─	─	─	─	4,415	10,611	20.14	177,838
	10/13/2008	─	─	─	6,596	19,788	19,788	─	─	21.88	174,134
Susan M. Bratton		78,553	157,105	314,210	─	─	─	─	─	─	N/A
	3/4/2008	─	─	─	─	─	─	4,289	10,309	20.14	172,769
	10/13/2008	─	─	─	6,408	19,225	19,225	─	─	21.88	169,180
Susan H. Campbell		80,860	161,720	323,440	─	─	─	─	─	─	N/A
	3/4/2008	─	─	─	─	─	─	4,415	10,611	20.14	177,838
	10/13/2008	─	─	─	6,596	19,788	19,788	─	─	21.88	174,134

(1)
The amounts indicated represent potential cash awards that could be paid under our STIC Program.  Awards can range from 50% to 200% of the target amount if 75% to 133% of the performance metric is achieved, respectively.  Award would be $0 if threshold target is not achieved.  See “Annual Cash Incentives” section of the Compensation Discussion and Analysis for discussion of this program.  See the “Non-Equity Incentive Plan Comp.” column of the Summary Compensation Table above for the actual amounts earned in 2008, which were paid in 2009.

(2)
The amounts indicated represent performance-based non-qualified stock options that were awarded under our SALT Program.  The 2008 SALT Program awards vest on December 31, 2010 depending on whether or not the Company achieves certain three-year performance measures.  See the “Long-Term Equity Awards – Performance-Based” section of the Compensation Discussion and Analysis for discussion of this program.

(3)
The amounts indicated represent non-qualified stock option and restricted stock awards that were granted under our LTIP Program.  The LTIP Program stock option awards vest 25% at the end of each year, including the year of grant.  The LTIP Program restricted stock awards vest 50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth year.  See the “Long-Term Equity Awards – Time-Based” section of the Compensation Discussion and Analysis for discussion of this program.

(4)
The valuation of stock options and restricted stock are based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2009.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table summarizes the number and terms of stock option and restricted stock awards outstanding for each of the Named Executive Officers as of January 2, 2009.

		Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)
Thomas J. Hook
	9/1/2004	39,558	10,442	─	$16.70	8/31/2014	10/5/2004	5,000	$133,600	─
	3/31/2005	18,742	─	─	18.24	3/30/2015	2/11/2005	7,000	187,040	─
	5/24/2005	322	178	─	24.62	5/23/2015	2/12/2006	1,262	33,721	─
	6/8/2005	25,431	─	─	23.60	6/7/2015	8/8/2006	37,500	1,002,000	─
	2/12/2006	18,918	6,307	─	25.22	2/11/2016	3/6/2007	6,296	168,229	─
	8/8/2006	6,250	18,750	41,996	22.38	8/7/2016	3/4/2008	18,065	482,697	─
	3/6/2007	15,740	15,741	─	25.50	3/5/2017	─	─	─	─
	5/22/2007	─	─	37,920	29.65	5/21/2017	─	─	─	─
	3/4/2008	10,854	32,563	─	20.14	3/3/2018	─	─	─	─
	10/13/2008	─	─	94,460	21.88	10/12/2018	─	─	─	─

Thomas J. Mazza
	11/10/2003	4,665	─	─	$37.51	11/9/2013	10/1/2004	200	$5,344	─
	7/1/2004	2,800	─	─	27.50	6/30/2014	2/12/2006	454	12,131	─
	2/11/2005	3,220	1,780	─	16.99	2/10/2015	3/6/2007	1,629	43,527	─
	3/31/2005	7,074	─	─	18.24	3/30/2015	5/22/2007	4,804	128,363	─
	6/8/2005	6,684	─	─	23.60	6/7/2015	3/4/2008	5,318	142,097	─
	2/12/2006	6,810	2,271	─	25.22	2/11/2016	─	─	─	─
	8/8/2006	─	─	8,695	22.38	8/7/2016	─	─	─	─
	3/6/2007	4,071	4,072	─	25.50	3/5/2017	─	─	─	─
	5/22/2007	─	─	8,407	29.65	5/21/2017	─	─	─	─
	3/4/2008	3,195	9,586	─	20.14	3/3/2018	─	─	─	─
	10/13/2008	─	─	25,325	21.88	10/12/2018	─	─	─	─

Mauricio Arellano
	11/10/2003	1,946	─	─	$37.51	11/9/2013	10/1/2004	1,000	$26,720	─
	5/25/2004	4,000	1,000	─	26.65	5/24/2014	2/12/2006	374	9,993	─
	7/1/2004	1,875	─	─	27.50	6/30/2014	3/6/2007	1,496	39,973	─
	3/31/2005	6,535	─	─	18.24	3/30/2015	5/22/2007	4,412	117,889	─
	6/8/2005	6,176	─	─	23.60	6/7/2015	3/4/2008	4,415	117,969	─
	2/12/2006	5,600	1,867	─	25.22	2/11/2016	─	─	─	─
	8/8/2006	─	─	8,142	22.38	8/7/2016	─	─	─	─
	3/6/2007	3,739	3,739	─	25.50	3/5/2017	─	─	─	─
	5/22/2007	758	3,036	7,721	29.65	5/21/2017	─	─	─	─
	3/4/2008	2,652	7,959	─	20.14	3/3/2018	─	─	─	─
	10/13/2008	─	─	19,788	21.88	10/12/2018	─	─	─	─

		Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)
Susan M. Bratton
	9/24/1999	402	─	─	$15.00	9/23/2009	11/15/2002	200	$5,344	─
	1/1/2000	1,880	─	─	15.00	12/31/2009	11/1/2003	200	5,344	─
	2/16/2000	1,000	─	─	15.00	2/15/2010	10/1/2004	200	5,344	─
	1/1/2001	1,178	─	─	28.25	12/31/2010	2/12/2006	385	10,287	─
	2/5/2001	1,350	─	─	20.64	2/4/2011	3/6/2007	1,496	39,973	─
	5/18/2001	4,000	─	─	32.48	5/17/2011	5/22/2007	4,412	117,889	─
	1/1/2002	2,037	─	─	25.82	12/31/2011	3/4/2008	4,289	114,602	─
	7/26/2002	5,000	─	─	25.36	7/25/2012	─	─	─	─
	7/1/2003	5,000	─	─	35.70	6/30/2013	─	─	─	─
	7/1/2004	5,600	─	─	27.50	6/30/2014	─	─	─	─
	3/31/2005	7,112	─	─	18.24	3/30/2015	─	─	─	─
	6/8/2005	6,721	─	─	23.60	6/7/2015	─	─	─	─
	2/12/2006	5,764	1,922	─	25.22	2/11/2016	─	─	─	─
	8/8/2006	─	─	8,142	22.38	8/7/2016	─	─	─	─
	3/6/2007	3,739	3,739	─	25.50	3/5/2017	─	─	─	─
	5/22/2007	─	─	7,721	29.65	5/21/2017	─	─	─	─
	3/4/2008	2,577	7,732	─	20.14	3/3/2018	─	─	─	─
	10/13/2008	─	─	19,225	21.88	10/12/2018	─	─	─	─

Susan H. Campbell
	5/9/2003	3,552	─	─	$33.78	5/8/2013	11/1/2003	200	$5,344	─
	7/1/2003	3,750	─	─	35.70	6/30/2013	10/1/2004	700	18,704	─
	7/1/2004	2,800	─	─	27.50	6/30/2014	2/12/2006	385	10,287	─
	10/5/2004	2,500	─	─	17.77	10/4/2014	3/6/2007	1,496	39,973	─
	3/31/2005	6,920	─	─	18.24	3/30/2015	5/22/2007	4,412	117,889	─
	6/8/2005	6,539	─	─	23.60	6/7/2015	3/4/2008	4,415	117,969	─
	2/12/2006	5,764	1,922	─	25.22	2/11/2016	─	─	─	─
	8/8/2006	─	─	8,142	22.38	8/7/2016	─	─	─	─
	3/6/2007	3,739	3,739	─	25.50	3/5/2017	─	─	─	─
	5/22/2007	379	1,518	7,721	29.65	5/21/2017	─	─	─	─
	3/4/2008	2,652	7,959	─	20.14	3/3/2018	─	─	─	─
	10/13/2008	─	─	19,788	21.88	10/12/2018	─	─	─	─

(1)	Stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule
5/18/01, 5/9/03, 11/10/03, 5/25/04, 9/1/04, 2/11/05, 5/24/05
See Other Equity Based Compensation discussion within the “Long-Term Equity Awards” section of the Compensation Discussion and Analysis.  The amount of stock options exercisable is determined each year by the Compensation Committee and is based upon the financial performance of the Company for the preceding year.  Notwithstanding the foregoing, the option becomes exercisable in full on the seventh anniversary of the grant date if employment with the Company has not terminated.  The historical vesting of these awards is as follows:  2001 – 26.9%; 2002 – 15.1%; 2003 – 24.4%; 2004 – 15.6%; 2005 – 24.4%; 2006 24.0%; 2007 16.0% and 2008 20%.

5/22/07
See Other Equity Based Compensation discussion within the “Long-Term Equity Awards” section of the Compensation Discussion and Analysis. The amount of stock options exercisable is determined each year by the Compensation Committee and is based upon the financial performance of the Company for the preceding year.  Notwithstanding the foregoing, the option becomes exercisable in full on the seventh anniversary of the grant date if employment with the Company has not terminated.  The historical vesting of these awards is as follows: 2007 – 20.0% and 2008 – 20.0%.

1/1/00, 1/1/01, 1/1/02	Stock options become exercisable 33 1/3% on the anniversary of the grant date each year for three years following the date of grant.

9/24/99, 2/16/00, 2/5/01, 7/26/02, 7/1/03, 7/1/04, 10/5/04	Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

3/31/05, 2/12/06, 3/6/07, 3/4/08
See LTIP Program discussion within the “Long-Term Equity Awards – Time-Based” section of the Compensation Discussion and Analysis. Stock options become exercisable 25% on the last day of each fiscal year for four years following the date of grant, including the year of grant.

6/8/05	The performance metrics for these awards have been met. Thus, stock options became exercisable on January 2, 2009.

8/8/06	Stock option becomes exercisable 25% on December 31, 2008, 25% on December 31, 2009 and 50% on December 31, 2010.

(2)	Stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule
8/8/06
See SALT Program discussion within the “Long-Term Equity Awards – Performance-Based” section of the Compensation Discussion and Analysis.  Stock options become exercisable on December 31, 2009 if certain performance goals are met.  The achievement of the performance metrics related to this award was approved by the Board on March 2, 2009.

5/22/07, 10/13/08
See SALT Program discussion within the “Long-Term Equity Awards – Performance-Based” section of the Compensation Discussion and Analysis.  Stock options become exercisable on December 31, 2010 if certain performance goals are met.

(3)	Stock awards vest as follows:

Stock Award Grant Date	Vesting Schedule
11/15/02, 11/1/03, 10/1/04, 10/5/04, 2/11/05
Stock awards vest upon the achievement of certain earnings per share targets.  Notwithstanding the foregoing, the awards vest in full on the seventh anniversary of the grant date if employment with the Company has not terminated.  The earnings per share targets are as follows:  2002 grant - $2.00; 2003 grant - $2.40; and 2004 and 2005 grants - $2.88.

2/12/06, 3/6/07, 3/4/08
See LTIP Program discussion within the “Long-Term Equity Awards – Time-Based” section of the Compensation Discussion and Analysis.  Stock awards vest 50% at the end of the second year following the year of grant, including the year of grant and 25% at the end of the third and fourth year.

8/8/06	Stock award vests 25% on December 31, 2008, 25% on December 31, 2009 and 50% on December 31, 2010.

5/22/07
See Other Equity Based Compensation discussion within the “Long-Term Equity Awards” section of the Compensation Discussion and Analysis. Stock awards vest 50% at the end of the second year following the year of grant, including the year of grant and 25% at the end of the third and fourth year.

(4)	Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on January 2, 2009 of $26.72 and the number of unvested shares.

2008 Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the value realized upon exercise during 2008 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Thomas J. Hook	─	$ ─	21,171	$565,689

Thomas J. Mazza	─	─	7,306	195,216

Mauricio Arellano	─	─	6,668	178,169

Susan M. Bratton	1,620	15,267	6,713	179,371

Susan H. Campbell	─	─	6,701	179,051

(1)	Based upon the difference between the price of the Company’s Common Stock on the New York Stock Exchange at the time of exercise and the exercise price for the stock options exercised.

(2)	Based upon the closing price of the Company’s Common Stock on the New York Stock Exchange on the date the stock awards vested.

Pension Benefits and Nonqualified Deferred Compensation Tables

These tables are not required as we do not offer our Named Executive Officers the pension or nonqualified deferred compensation benefits required to be reported in these tables.  See the “Change in Control Agreements” and “Employment Agreements” section of the Compensation Discussion and Analysis for a description of potential post-employment payments.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board.  The Board has adopted Corporate Governance Guidelines (the “Guidelines”) for the Company that reflect the Company’s commitment to good corporate governance.  The full text of the Guidelines is posted in the Investor Relations section of the Company’s website at www.greatbatch.com under “Governance.”

The Board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the Company.  The full text of the code is also posted in the Investor Relations section of the Company’s website under “Governance.”  The Company intends to post on its website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that relates to any element of the standards enumerated in the rules of the Securities and Exchange Commission.

A copy of the Guidelines and the Code of Business Conduct and Ethics may be obtained without charge by any stockholder of record by written request made to the Manager of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

Board Independence

Each of the Company’s directors is independent under the standards set by the New York Stock Exchange’s Corporate Governance Listing Standards, as amended, and consistent with the Company’s Guidelines, other than Mr. Hook.  The Guidelines specify the criteria by which the independence of the Company’s directors will be determined and provide that a director is independent if the director is neither a current or former employee or officer of the Company, the director does not receive any remuneration from the Company, either directly or indirectly, in any capacity other than as a director, and the director is not a partner or controlling stockholder or executive officer of any organization that has a business relationship with the Company.  When making an independence determination, the Board endeavors to consider all relevant facts and circumstances.

In making determinations of independence, the Board also uses categorical standards set forth by the New York Stock Exchange to assist it in making independence determinations.  Under these standards, absent other material relationships with the Company that the Board believes to jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with the Company:  employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $120,000 per year in direct compensation (other than director fees) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of the Company serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which the Company contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in a fiscal year in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In accordance with the Guidelines, the Board undertook its annual review of director independence.  During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated.  Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent.  As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Pursuant to the Guidelines and following the review described above, the Board has affirmatively determined that no current director has a material relationship with the Company that is inconsistent with a determination of independence, except Mr. Hook.  Therefore, the Board affirmatively determined that all the current directors, with the exception of Mr. Hook, are independent.

Meetings and Committees of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Innovation Committees.  Each committee has a written charter posted on the Investor Relations section of the Company’s website under “Governance.”  Copies of the charters may be obtained without charge by any stockholder of record by written request made to the Manager of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

The Board held six meetings in 2008.  Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which each director served.  All of the Company’s directors then serving on the Board attended the 2008 annual meeting of stockholders.  The Company requests, but has no formal policy regarding director attendance at its annual meeting of stockholders.

Audit Committee - The Audit Committee consists of Messrs. Dinkins, Melia (Chair), Soderberg, Summers and Wareham.  The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm and (v) Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established.  The Audit Committee had eight meetings in 2008.

Compensation and Organization Committee - The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Dinkins, Soderberg and Summers (Chair).  The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies.  The Compensation and Organization Committee also administers the Company’s 1997 and 1998 Stock Option Plans, the 2002 Restricted Stock Plan and the 2005 Stock Incentive Plan.  The Compensation and Organization Committee had seven meetings in 2008.

Corporate Governance and Nominating Committee - The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), Dr. Miller, Mr. Sanford and Dr. Wisniewski.  The Corporate Governance and Nominating Committee identifies qualified individuals to become members of the Board, recommends to the Board the selection of director nominees, develops and recommends to the Board a set of corporate governance principles applicable to the Company and evaluates the effectiveness of the Board.  The Corporate Governance and Nominating Committee reviews with the Board, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account their independence, age, skills, experience and availability for service.  The Corporate Governance and Nominating Committee recommends director nominees to the Board considering the factors discussed above, provided that no director may sit on the board of, or beneficially own stock in (other than through mutual funds or similar non-discretionary, undirected arrangement), any of the Company’s competitors in its principal lines of business.  The Corporate Governance and Nominating Committee may, and has sole authority to, retain a search firm to assist in identifying qualified director candidates.  Michael Dinkins was initially identified as a potential candidate for election to the Board by a search firm retained by the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee’s policy is to consider director candidates recommended from all sources, including stockholder recommendations, to the extent those candidates will improve the Board’s composition based on the factors discussed above.  The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation.  Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s executive offices at 10000 Wehrle Drive, Clarence, New York 14031.  The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service.  The Corporate Governance and Nominating Committee had five meetings in 2008.

Technology Innovation Committee - The Technology Innovation Committee, formerly known as the Science and Technology Development Committee, consists of Dr. Miller (Chair), Messrs. Hook, Melia and Wareham and Dr. Wisniewski.  The Technology Innovation Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development, as well as in its technology and commercialization initiatives and advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products.  The Technology Innovation Committee had three meetings in 2008.

Executive Sessions of the Board

The independent non-management directors, consisting of all current directors except for Mr. Hook, meet without management at regularly scheduled executive sessions at the conclusion of each regular quarterly Board meeting and at such other times as they deem appropriate.  Mr. Sanford, Board Chairman, serves as the “lead outside director” of the Company  and has been designated as the presiding director of the non-management directors when they meet in executive sessions without management.

Communications with the Board

Any stockholder or interested party who wishes to communicate with the Board may do so electronically by sending an e-mail to Messrs. Sanford or Melia via the Whistleblower Information page of the Investor Relations section of the Company’s website (www.greatbatch.com) under “Governance”, by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Melia (716-759-5508), or by writing to the following address:  Board of Directors, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2008, Ms. Bailey and Messrs. Dinkins, Soderberg and Summers served on the Compensation and Organization Committee.  No person who served as a member of the Compensation and Organization Committee during fiscal year 2008 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933.

2008 Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board.  For 2008, each non-employee director was paid a retainer of $150,000 ($210,000 for the Chairman) in a combination of cash and equity awards.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board.  Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to director’s compensation are approved by the Board.

Cash Compensation - For 2008, the cash portion of each non-employee director’s annual retainer was $30,000.  With respect to Dr. Wisniewski and Mr. Dinkins, that amount was pro rated to reflect their partial year of service.  Directors also received additional cash payments as follows:

Chairman of the Board	$40,000
Audit Committee Chair	$20,000
Compensation and Organization Committee Chair	$15,000
Corporate Governance and Nominating Committee Chair	$10,000
Technology Innovation Committee Chair	$10,000
Committee Meeting Fees	$ 1,000 per meeting attended
Board Meeting Fees for each Meeting Attended in Excess of Five	$ 1,000 per meeting attended

Equity Compensation – For 2008, the equity-based portion of each non-employee director’s annual retainer was equal in value to $120,000 ($180,000 for the Chairman).  With respect to Dr. Wisniewski and Mr. Dinkins, that amount was pro rated to reflect their partial year of service.  The equity compensation is based upon the guidelines of the LTIP Program and was comprised of ½ non-qualified stock options and ½ restricted stock.  The amount of stock options awarded is calculated using the Black-Scholes value of our stock on the date of grant.  The amount of restricted shares granted is calculated using the closing price of the Company’s Common Stock on the date of grant.  All equity-based awards are granted on the first business day of the fiscal year and vest on the last day of the fiscal year in which they were granted.  For 2007, the equity award was granted and vested on the first business day of 2008.  Thus, during 2008 directors were granted their equity awards for fiscal years 2007 and 2008.

Retirement – Upon Board approved retirement, each retiring director receives; 1) immediate vesting of any unvested equity-based awards; and 2) the right to exercise all outstanding stock options for a period of 3 years.

On the date a non-employee first becomes a member of the Board, such non-employee Director is granted a stock option award for Common Stock equal in value to $100,000.  The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock as of the close of business on the grant date.  Each such stock option is exercisable in three equal annual installments beginning on the first occurrence of December 31st which is at least six months after the date of grant.

The following table contains information concerning the total compensation earned by each individual who served as a director of Greatbatch during 2008, other than directors who are also Named Executive Officers:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Non- Equity Incentive Plan Comp.	Change in Pension Value and Non- Qualified Deferred Comp. Earnings	All Other Comp.	Total

Pamela G. Bailey	$51,000	$89,986	$89,994	$-	$-	$-	$230,980
Michael Dinkins(3)	7,000	9,978	15,257	-	-	-	32,235
Kevin C. Melia	52,667	72,489	85,552	-	-	-	210,708
Dr. Joseph A. Miller, Jr.	48,000	89,986	89,994	-	-	-	227,980
Bill R. Sanford	76,000	132,467	132,490	-	-	-	340,957
Peter H. Soderberg	41,000	89,986	89,994	-	-	-	220,980
Thomas S. Summer(4)	27,833	29,989	29,996	-	-	-	87,818
William B. Summers, Jr.	60,000	89,986	89,994	-	-	-	239,980
John P. Wareham	41,000	89,986	89,994	-	-	-	220,980
Dr. Helena S. Wisniewski(5)	33,000	49,987	83,324	-	-	-	166,311

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(2)
The amounts indicated represent the aggregate dollar amount of compensation expense related to restricted stock and stock option awards granted that was recognized in our financial statements during 2008 and includes amounts from awards granted prior to 2008.  The determination of this expense is based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 3, 2009.  No director stock or option awards were repriced or modified during 2008.  Due to a change in director compensation policy in 2008, equity grants were made at the beginning of the year with a 1 year vest versus the end of the year with immediate vesting.  Thus, during 2008 directors were awarded both their 2007 and 2008 equity retainers.

(3)
Mr. Dinkins was appointed to the Board in November 2008 and was granted a stock option award for Common Stock equal in value to $100,000 on the date he became a director and received a pro-rata portion of his cash and equity compensation for 2008.

(4)	Effective May 20, 2008, Mr. Summer’s term as a member of the Board expired. He did not stand for reelection at the 2008 Annual Meeting of Stockholders.
(5)
Dr. Wisniewski was appointed to the Board in March 2008 and was granted a stock option award for Common Stock equal in value to $100,000 on the date she became a director and received a pro-rata portion of her cash and equity compensation for 2008.

The following table contains information concerning the equity -based compensation for each individual who served as a director of Greatbatch during 2008, other than directors who are also Named Executive Officers:

	Aggregate Grant Date Fair Value Received in 2008		Aggregate
Name	Stock Awards(1)	Option Awards(1)	Number of Stock Options held at January 2, 2009
			(#)
Pamela G. Bailey	$89,986	$89,994	32,416
Michael Dinkins(2)	9,978	109,986	10,334
Kevin C. Melia	72,489	72,498	16,275
Dr. Joseph A. Miller, Jr.	89,986	89,994	27,166
Bill R. Sanford	132,467	132,490	39,025
Peter H. Soderberg	89,986	89,994	32,416
Thomas S. Summer(3)	29,989	29,996	N/A
William B. Summers, Jr.	89,986	89,994	32,416
John P. Wareham	89,986	89,994	26,916
Dr. Helena S. Wisniewski(4)	49,987	149,986	17,304

(1)
Due to a change in director compensation policy in 2008, equity grants were made at the beginning of the year with a 1 year vest versus the end of the year with immediate vesting.  Thus, during 2008 directors were awarded both their 2007 and 2008 equity retainers.

(2)
Mr. Dinkins was appointed to the Board in November 2008 and was granted a stock option award for Common Stock equal in value to $100,000 on the date he became a director and received a pro-rata portion of his cash and equity compensation for 2008.

(3)	Effective May 20, 2008, Mr. Summer’s term as a member of the Board expired. He did not stand for reelection at the 2008 Annual Meeting of Stockholders.
(4)
Dr. Wisniewski was appointed to the Board in March 2008 and was granted a stock option award for Common Stock equal in value to $100,000 on the date she became a director and received a pro-rata portion of her cash and equity compensation for 2008.

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members).  A copy of the Company’s policy on related person transactions is available in the Investor Relations section of the Company’s website at www.greatbatch.com under “Governance.”  Under this policy, every proposed transaction between the Company and a director, executive officer, a nominee director, stockholder owning in excess of 5% of the Company or any immediate family member or entity of the foregoing persons involving an amount in excess of $100,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee.  If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval.  In the event management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a related person transaction, the Chairperson of the Audit Committee may review and approve the related person transaction.  The Chairperson of the Audit Committee will report any such approval to the Audit Committee at the next regularly scheduled meeting.  All related person transactions are reported by the Audit Committee to the Board.  In the event the Company becomes aware of a related person transaction that has not been approved, the matter shall be reviewed by the Audit Committee who shall evaluate all options available to the Company, including ratification, revision or termination of such transaction.  The Audit Committee will also examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee and shall take any such action as deemed appropriate under the circumstances.  The Board has determined that there were no related person transactions as defined above that occurred in 2008.

Audit Committee Report

The Audit Committee currently consists of Messrs. Dinkins, Melia (Chair), Soderberg, Summers and Wareham, each of whom the Board has determined is “independent” in accordance with applicable laws and the listing standards of the New York Stock Exchange and qualifies as an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission.  The Audit Committee functions pursuant to a written charter, a copy of which is posted in the Investor Relations section of the Company’s website at www.greatbatch.com under “Governance”  and “Committee Composition and Charters.”

The Audit Committee reviewed and discussed the information contained in the 2008 first, second, third and fourth quarter earnings announcements with management of the Company and independent registered public accounting firm prior to public release.  They also reviewed and discussed the information contained in the 2008 first, second and third quarters’ Forms 10-Q and full year Form 10-K with management of the Company and independent registered public accounting firm prior to filing with the Securities and Exchange Commission.  In addition, the Audit Committee met regularly with management, internal auditors and independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal 2008 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements as of and for fiscal year 2008;

•
discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, and SEC rule 2-07; and

•
received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board  regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2008.

Respectfully submitted,

Michael Dinkins
Kevin C. Melia (Chair)
Peter H. Soderberg
William B. Summers, Jr.
John P. Wareham

Members of the Audit Committee

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2010 Annual Meeting of Stockholders must submit such proposal so that the Company receives it by January 15, 2010.  The proposal should be submitted to the Company’s offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Vice President, General Counsel & Secretary of the Company.  In addition, the Company’s by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the Company’s proxy statement, must be received by the Secretary of the Company not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting, which for business proposed for the 2010 Annual Meeting is between January 15, 2010 and February 14, 2010.

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.  If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2008 may be obtained without charge by any stockholder of record by written request made to Christopher J. Thome, Manager of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.  Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2008 may be obtained through the Financial Information link of the Investor Relations section of the Company’s website under “SEC Filings.”

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy
Vice President, General Counsel & Secretary

Clarence, New York
April 13, 2009

EXHIBIT A
GREATBATCH, INC.
2009 STOCK INCENTIVE PLAN

1    PREAMBLE

This Greatbatch, Inc. 2009 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), is intended to promote the interests of Greatbatch, Inc., a Delaware corporation (“GB” and, together with its Subsidiaries, the “Company”), and its stockholders by providing officers and other employees and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of key employees and management with those of the stockholders.

This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.

2    DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

(a)    “Award Agreement” shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.

(b)    “Board of Directors” shall mean the Board of Directors of GB.

(c)    “Cause,” and the term “for cause” shall mean,

(1)    with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements, or

(2)    in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred:  (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company which shall not have been corrected within 30 days following written notice thereof, (B) any misconduct by such Participant which is significantly injurious to the Company, (C) any breach by such Participant of any covenant contained in the instrument pursuant to which an Incentive Award is granted, (D) such Participant’s conviction of, or entry of a plea of nolo contendere in respect of, any felony which results in, or is reasonably expected to result in, economic or reputational injury to the Company.

(d)    “Change in Control”, unless otherwise defined in an Award Agreement, occurs if

(1)    any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of GB normally entitled to vote for the election of directors of GB; or

(2)    a sale of all or substantially all of the assets of the Company is consummated, in one transaction or a series of related transactions, or

(3)    any merger or consolidation of GB is consummated in which the shareholders of GB immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of the surviving entity.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)    “Committee” shall mean the Compensation and Organization Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3.  To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

(g)    “Company Stock” shall mean the common stock, par value $.01 per share, of GB.

(h)    “Covered Employee” means a Participant who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i)    “Disability,” unless otherwise provided in an Award Agreement, shall mean

(1)    with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability”  or “permanent disability” as defined in the most recent of such agreements, or

(2)    in all other cases, means such Participant’s inability to perform substantially his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (A) for a continuous period for 180 days or one or more periods aggregating 180 days in any twelve-month period; (B) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (C) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician’s certification, that such Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent such Participant from substantially performing his duties for 180 days or longer.

(j)    “Effective Date” shall mean March 2, 2009, the date the Plan was adopted by the Board of Directors, subject to approval by GB’s stockholders.  The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of GB present or represented and entitled to vote at a meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting and duly held in accordance with the applicable provisions of GB’s Bylaws.  Incentive Awards may be granted under the Plan at any time prior to the receipt of stockholder approval; provided, however, that each such grant shall automatically terminate in the vent such approval is not obtained.  Without limiting the foregoing, no Option or SAR may be exercised prior to the receipt of such approval, and no share certificate will be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval.

(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” means, for any particular date, (i) for any period during which the Company Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the closing price per share of Company Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) the market price per share of Company Stock as determined in good faith by the Board of Directors in the event (i) above shall not be applicable.  If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next preceding day when the markets were open.

(m)    “Incentive Award” shall mean an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

(n)    “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(o)    “Issue Date” shall mean the date established by the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

(p)    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q)    “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(r)    “Participant” shall mean an employee, a non-employee consultant or service provider, or non-employee director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(s)    “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 9 and 10, but which is subject to the terms and conditions set forth in Section 12.  All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(t)    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on stockholders’ equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(u)    “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting  Principles), or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(v)    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w)    “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(x)    “Reprice” shall mean (A) changing the terms of an Incentive Award to lower its exercise price; (B) any other action that is treated as a "repricing" under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Incentive Award at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Incentive Award, unless the cancellation and exchange occurs in connection with a Change in Control. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(y)    A share of “Restricted Stock” shall mean a share of Company Stock that is granted pursuant to the terms of Section 9 hereof and that is subject to the restrictions set forth in Section 9(c).

(z)    “Restricted Stock Unit” means the right to receive a share of Company Stock that is granted pursuant to the terms of Section 10.

(aa)    “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

(bb)    “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

(cc)    “Stock Bonus” shall mean a bonus payable in shares of Company Stock or a payment made in shares of Company Stock pursuant to a deferred compensation plan of the Company.

(dd)    “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

(ee)    “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Restricted Stock Unit may vest.

3    STOCK SUBJECT TO THE PLAN

(a)    Shares Available for Awards

The total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 1,350,000 shares.  Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)    Total Grants by Award Type

The total number of shares of Company Stock to be awarded under the Plan as Options or SARs shall not exceed 1,350,000 shares.  The total number of shares of Company Stock to be awarded under the Plan as Incentive Stock Options shall not exceed 1,350,000 shares.  The total number of shares of Company Stock to be awarded under the Plan as Restricted Stock, Restricted Stock Units or as Stock Bonuses shall, in the aggregate, not exceed 200,000 shares and no more than 150,000 shares of Restricted Stock or Restricted Stock Units shall be issued in any fiscal year of the Company.  With respect to SARs, when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for award as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.

(c)    Individual Limitation

The total number of shares of Company Stock subject to Options and SARs awarded to any one employee during any fiscal year of the Company, other than awards made pursuant to Section 12, shall not exceed 100,000 shares.  Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder.  The provisions of this Section 3(c) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

(d)    Adjustment for Change in Capitalization

If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitations set forth in Section 3(b) and (c), shall be proportionately adjusted by the Committee, whose determination shall be final and binding.  After any adjustment made pursuant to this Section 3(d), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

(e)    Other Adjustments

In the event of any transaction or event described in Section 3(d) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Incentive Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, including, if the Committee deems appropriate, the principles of Treasury Regulation Section 1.424-1(a)(5) except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Incentive Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i)
    To provide for either (A) termination of any such Incentive Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3(e) the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (B) the replacement of such Incentive Award with other rights or property selected by the Committee in its sole discretion;

(ii)           To provide that such Incentive Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)           To make adjustments in the number and type of shares of Company Stock (or other securities or property) subject to outstanding Incentive Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)           To provide that such Incentive Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)           To provide that the Incentive Award cannot vest, be exercised or become payable after such event.

(f)    Re-use of Shares

To the extent that an Incentive Award terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an Incentive Award is settled by payment of cash, any shares of Company Stock subject to the Incentive Award shall again be available for the grant of an Incentive Award pursuant to the Plan.  Shares which are used to pay the exercise price of an Option and shares withheld to satisfy tax withholding obligations will not be available for further grants of Incentive Awards pursuant to the Plan.  To the extent permitted by applicable law or any exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Company Stock available for grant pursuant to this Plan.

(g)    No Repricing

Absent stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “Reprice” an Incentive Award.  This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

4    ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee.  The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and other features of each Incentive Award.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate.  The Committee shall determine whether an authorized leave of absence or absence due to military or government service shall constitute termination of employment.  Decisions of the Committee shall be final and binding on all parties.  Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis.  Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to such share.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5    ELIGIBILITY

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers, and non-employee directors of the Company as the Committee shall designate from time to time.

6    AWARDS UNDER THE PLAN; AWARD AGREEMENTS

The Committee may grant Options, SARs, shares of Restricted Stock, Restricted Stock Units and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7    OPTIONS

(a)    Identification of Options

Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.  In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

(b)    Exercise Price

Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option.  The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

(c)    Term and Exercise of Options

(1)    The applicable Award Agreement will provide the date or dates on which an Option shall become exercisable.  The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than ten years after the date of grant.  Unless the applicable Award Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

(2)    An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.  The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)    Unless the Committee determines otherwise, an Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise.  Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option.  Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, and (iv) by such other provision as the Committee may from time to time authorize.  Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require.

(4)    Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)    Limitations on Incentive Stock Options

(1)    Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations thereunder).

(2)    To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options.  Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(3)    No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)    Effect of Termination of Employment

(1)    Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death : (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant’s death during such three-month period.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)    Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)    In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f)    Acceleration of Exercise Date Upon Change in Control

Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.  In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.  For the avoidance of doubt, in the event of a Change in Control, the Committee may cancel any outstanding Options for which the exercise price is equal to or in excess of the price per share of the Company stock to be received by shareholders of the Company in the Change in Control without payment of consideration to the holders thereof.

(g)    Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.  The Committee may in its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.  “Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren).  Notwithstanding the foregoing, Non-Qualified Stock Options may be transferred to a Participant’s former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce.

8    SARS

(a)    Exercise Price

The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

(b)    Benefit Upon Exercise

The exercise of SARs with respect to any number of shares of Company Stock shall entitle the Participant to receive unrestricted, fully transferable shares of Company Stock, payable within 2½ months of the date on which the SARs are exercised, equal in value to the number of SARs exercised multiplied by (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR.  Fractional share amounts shall be settled in cash.

(c)    Term and Exercise of SARS

(1)    The applicable Award Agreement will provide the dates or dates on which a SAR shall become exercisable.  The Committee shall determine the expiration date of each SAR; provided, however, that no SAR shall be exercisable more than ten years after the date of grant.  Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the date of grant.

(2)    A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000.  The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)    Unless the Committee determines otherwise, a SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise.  Such notice shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

(d)    Effect of Termination of Employment

The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

(e)    Acceleration of Exercise Date Upon Change in Control

Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.  In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding SARs and pay to the holders thereof, in stock, the value of such SARs based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each SAR.  For the avoidance of doubt, in the event of a Change in Control, the Committee may cancel any outstanding SARs for which the exercise price is equal to or in excess of the price per share of the Company stock to be received by shareholders of the Company in the Change in Control without payment of consideration to the holders thereof.

9    RESTRICTED STOCK

(a)    Issue Date and Vesting Date

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares.  The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class.  If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 9(e).  Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.

(b)    Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.  By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(c)    Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d)    Dividends on Restricted Stock

The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(e)    Issuance of Certificates

(1)    Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear any such legend as the Company may determine.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

(2)    Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.

(f)    Consequences of Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 9(e).  Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(g) Effect of Termination of Employment

(1)    Unless the applicable Award Agreement or the Committee determines otherwise, in the event of the termination of a Participant’s service to the Company for any reason other than Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited and returned to the Company.  The Company also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(2)    In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested prior to the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends credited on such shares by termination of any escrow arrangement under which such dividends are held or otherwise.

(h)    Effect of Change in Control

Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not previously vested shall immediately vest.  In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding shares of Restricted Stock and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such shares of Restricted Stock based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

10    RESTRICTED STOCK UNITS

(a)    Vesting Date

At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares.  The Committee may divide such shares into classes and assign a different Vesting Date for each class.  Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and shares of Stock will be delivered pursuant to Section 10(c).

(b)    Benefit Upon Vesting

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Committee, an amount, payable within 2 ½ months of the date on which such Restricted Stock Units vests, equal to the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Unit vests.  Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

(c)    Conditions to Vesting

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate.  By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(d)    Effect of Termination of Employment

(1)    Unless the applicable Award Agreement or the Committee determines otherwise, Restricted Stock Units that have not vested, together with any dividends credited on such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

(2)    In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

(e)    Effect of Change in Control

Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control all outstanding Restricted Stock Units which have not theretofore vested shall immediately vest.  In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Restricted Stock Units and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Restricted Stock Units based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

11    STOCK BONUSES

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12 PERFORMANCE-BASED AWARDS

(a)    Purpose.

The purpose of this Section 12 is to provide the Committee the ability to qualify Incentive Awards as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9 and 10; provided, however, that the Committee may in its discretion grant Incentive Awards to Covered Employees and to other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.

(b)    Applicability.

This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Incentive Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c)    Procedures with Respect to Performance-Based Awards.

To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 7, 8, 9 and 10 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)    Payment of Performance-Based Awards.

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if, and to the extent, the Performance Goals for such period are achieved.

(e)    Additional Limitations.

Notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13    RIGHTS AS A STOCKHOLDER

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.

Except as otherwise expressly provided in Section 3(d), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14    DEFERRAL OF AWARDS

The Committee may permit or require the deferral of payment or settlement of any Restricted Stock Unit or Stock Bonus subject to such rules and procedures as it may establish.  Payment or settlement of Options or SARs may not be deferred unless such deferral would not cause the provisions of Section 409A of the Code to be violated.

15    RESTRICTION ON TRANSFER OF SHARES

The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Incentive Award, restrictions on the ability of the Participant to sell or transfer such shares of Company Stock.

16    NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder.  The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17    SECURITIES MATTERS

(a)    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed.  Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

(b)    The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed.  The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer.  During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c)    It is intended that the Plan be applied and administered in compliance with Rule 16b-3.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee.  The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

18    WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  With the approval of the Committee, which it shall have sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld.  Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.  Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.

19    NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)) and permitted under the terms of the Award Agreement, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

20    NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(b) OF THE CODE

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

21    AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan.  No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

22    NO OBLIGATION TO EXERCISE

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

23    TRANSFERS UPON DEATH; NONASSIGNABILITY

Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

Except as otherwise provided in this Plan, no Incentive Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

24    EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25    FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

26    EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the Effective Date.  Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date.  Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

27    APPLICABLE LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark your votes as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS	FOR the nominees listed at left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominee(s) listed at left	FOR ALL EXCEPT
Nominees: 01 Pamela G. Bailey, 02 Michael Dinkins, 03 Thomas J. Hook, 04 Kevin C. Melia, 05 Dr. Joseph A. Miller, Jr., 06 Bill R. Sanford, 07 Peter H. Soderberg, 08 William B. Summers, Jr., 09 John P. Wareham, 10 Dr. Helena S. Wisniewski	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name in the space provided below.)

____

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

I PLAN TO ATTEND THE ANNUAL MEETING ☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature______________________ Signature______________________ Date__________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Greatbatch, Inc.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://proxy.greatbatch.com

INTERNET

http://www.proxyvoting.com/gb

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY **PROXY**

GREATBATCH, INC.

10000 WEHRLE DRIVE
CLARENCE, NEW YORK 14031
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2009

The undersigned hereby appoints Thomas J. Mazza and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at 10:00 a.m. on May 15, 2009 at the Company's Corporate Offices at 10000 Wehrle Drive, Clarence NY 14031, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE APPROVAL OF THE ADOPTION OF THE GREATBATCH, INC. 2009 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of that plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of that plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee's fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card and return the proxy card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments **(Mark the corresponding box on the reverse side)**

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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